                                                                     EXHIBIT 2.4



                             AMENDED AND RESTATED
                           SHARE PURCHASE AGREEMENT

                                 BY AND AMONG

                                CBT GROUP PLC,

                            KNOWLEDGE WELL LIMITED,

                         KNOWLEDGE WELL GROUP LIMITED,

                    SHAREHOLDERS OF KNOWLEDGE WELL LIMITED,

                                      AND

                 SHAREHOLDERS OF KNOWLEDGE WELL GROUP LIMITED



                          DATED AS OF MARCH 30, 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I - PURCHASE AND SALE OF SHARES....................................  1

 1.1   Purchase and Sale...................................................  1
 1.2   Acquisition Price...................................................  1
 1.3   Share Exchange......................................................  2
 1.4   Closing Mechanics...................................................  2
 1.5   Payment of Acquisition Price........................................  5
 1.6   No Further Ownership Rights in KnowledgeWell Shares.................  6
 1.7   Lost, Stolen or Destroyed KnowledgeWell Certificates................  6
 1.8   Stock Options.......................................................  6
 1.9   Taking of Necessary Action; Further Action..........................  7
 1.10  Tax-Free Reorganization.............................................  7
 1.11  Termination of the Prior Share Purchase Agreement...................  7

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS............  7

 2.1   Organization of KnowledgeWell.......................................  7
 2.2   KnowledgeWell Capital Structure.....................................  8
 2.3   Subsidiaries........................................................  9
 2.4   Authority...........................................................  9
 2.5   KnowledgeWell Financial Statements..................................  9
 2.6   No Undisclosed Liabilities.......................................... 11
 2.7   No Changes.......................................................... 12
 2.8   Tax and Other Returns and Reports................................... 13
 2.9   Restrictions on Business Activities................................. 22
 2.10  Title to Properties; Absence of Liens and Encumbrances.............. 22
 2.11  Intellectual Property............................................... 22
 2.12  Agreements, Contracts and Commitments............................... 26
 2.13  Interested Party Transactions....................................... 28
 2.14  Compliance with Laws................................................ 28
 2.15  Litigation.......................................................... 28
 2.16  Insurance........................................................... 28
 2.17  Minute Books........................................................ 29
 2.18  Environmental Matters............................................... 29
 2.19  Brokers' and Finders' Fees; Third Party Expenses.................... 30
 2.20  United States Employee Matters and Benefit Plans.................... 30
 2.21  Ireland Employee Matters and Benefits Plans......................... 33
 2.22  Borrowed Moneys..................................................... 37
 2.23  Grants, etc. Not Repayable.......................................... 37
 2.24  Oral Contracts...................................................... 37
 2.25  Returns Up-to-Date.................................................. 37
 2.26  Insolvency.......................................................... 37

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
 2.27  Stamp Duty and Capital Duty......................................... 38
 2.28  VAT................................................................. 39
 2.29  Shelf Registration Statement Information............................ 40
 2.30  Representations Complete............................................ 40
 2.31  Proxy Statements Complete........................................... 40

ARTICLE III - ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE
  SHAREHOLDERS............................................................. 40

 3.1   Authority........................................................... 40
 3.2   Conflicts........................................................... 41
 3.3   Consents............................................................ 41
 3.4   Title............................................................... 41
 3.5   Taxes............................................................... 41
 3.6   Sufficient Assets................................................... 41
 3.7   Release of Liabilities.............................................. 41
 3.8   Investment Experience............................................... 41
 3.9   Investment.......................................................... 42

 3.10  Rule 144............................................................ 42
 3.11  Nature of Solicitation; Access to Data.............................. 42
 3.12  Accredited Shareholder.............................................. 42
 3.13  Shelf Registration Statement Information............................ 42
 3.14  Representations Complete............................................ 43

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF CBT......................... 43

 4.1   Organization, Standing and Power.................................... 43
 4.2   Authority........................................................... 43
 4.3   No Conflict......................................................... 43
 4.4   Consents............................................................ 44
 4.5   Capital Structure................................................... 44
 4.6   SEC Documents; CBT Financial Statements............................. 45
 4.7   Broker's and Finder's Fees.......................................... 45

ARTICLE V - CONDUCT PRIOR TO THE CLOSING DATE.............................. 46

 5.1   Conduct of Business of KnowledgeWell................................ 46
 5.2   No Solicitation..................................................... 48

ARTICLE VI - ADDITIONAL AGREEMENTS......................................... 49

 6.1   Proxy Statement; Shareholder Meetings............................... 49

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
 6.2   Access to Information............................................... 49
 6.3   Expenses............................................................ 49
 6.4   Public Disclosure................................................... 50
 6.5   Consents............................................................ 50
 6.6   FIRPTA Compliance................................................... 50
 6.7   Reasonable Efforts.................................................. 50
 6.8   Notification of Certain Matters..................................... 50
 6.9   Affiliate Agreements................................................ 50
 6.10  Additional Documents and Further Assurances......................... 51
 6.11  NMS Listing......................................................... 51
 6.12  Form S-8............................................................ 51
 6.13  Repurchase of "C" Ordinary Shares................................... 51
 6.14  Tax-Free Reorganization............................................. 51
 6.15  Resale Registration Statement....................................... 51
 6.16  Restricted ADR Facility............................................. 52

ARTICLE VII - CONDITIONS TO THE SHARE EXCHANGE............................. 52

 7.1  Conditions to Obligations of Each Party to Effect the
       Share Exchange...................................................... 52
 7.2  Additional Conditions to Obligations of Shareholders................. 52
 7.3  Additional Conditions to the Obligations of CBT...................... 53
 7.4  No Additional Conditions............................................. 54

ARTICLE VIII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW;
    INDEMNITY.............................................................. 55

 8.1  Survival of Representations, Warranties and Covenants................ 55
 8.2  Agreement to Indemnify............................................... 55
 8.3  Escrow Arrangements; Limits of Liability............................. 55
 8.4  Survival of Indemnity; Indemnification Procedures; Time
       Limits.............................................................. 56
 8.5  Representative; Power of Attorney.................................... 57

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER............................. 58

 9.1  Termination.......................................................... 58
 9.2  Effect of Termination................................................ 59
 9.3  Amendment............................................................ 59
 9.4  Extension; Waiver.................................................... 59

ARTICLE X - GENERAL PROVISIONS............................................. 60

 10.1  Notices............................................................. 60

                                     -iii-
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
                                                                            PAGE
                                                                            ----
 10.2  Interpretation...................................................... 61
 10.3  Counterparts........................................................ 61
 10.4  Entire Agreement; Successors; Assignment............................ 61
 10.5  Severability........................................................ 62
 10.6  Other Remedies...................................................... 62
 10.7  Governing Law; Jurisdiction......................................... 62
 10.8  Rules of Construction............................................... 62
 10.9  Specific Performance................................................ 62
 10.10 Share Legends....................................................... 63
 10.11 California Corporate Securities Law................................. 63

                               INDEX OF EXHIBITS

EXHIBIT        DESCRIPTION
-------        -----------

Exhibit A      List of Shareholders

Exhibit B      Registration Rights Declaration

Exhibit C      Form of KnowledgeWell Affiliates Agreement

Exhibit D      Form of Lock-up Agreement

Exhibit E      Form of Escrow Agreement

                 AMENDED AND RESTATED SHARE PURCHASE AGREEMENT


     This AMENDED AND RESTATED SHARE PURCHASE AGREEMENT (this "Agreement") is
                                                               ---------
made and entered into as of March 30, 1999 by and among CBT Group PLC, a public limited company formed under the laws of Ireland ("CBT"), Knowledge Well
                                                   ---
Limited, a private limited company formed under the laws of Ireland ("KW
                                                                      --
Limited"), Knowledge Well Group Limited, a private limited company formed under
-------
the laws of Ireland ("KW Group" and, collectively with KW Limited,
                      --------
"KnowledgeWell"), and the shareholders of KW Limited and KW Group listed on
--------------
Exhibit A hereto (collectively, "Shareholders," and individually, a
---------                        ------------
"Shareholder").
 -----------


                                   RECITALS

     WHEREAS, the Shareholders will at Closing (as hereinafter defined) own all of the issued shares in the capital of each of KW Limited and KW Group.

     WHEREAS, CBT desires to acquire from the Shareholders, and the Shareholders desire to sell to CBT, the KnowledgeWell Shares (as hereinafter defined) owned by the Shareholders (the "Share Exchange"), in exchange for the consideration
                          --------------
specified herein and subject to the terms and conditions hereof.

     WHEREAS, the parties hereto desire to amend and restate that certain Share Purchase Agreement (the "Prior Share Purchase Agreement") entered into as of
                         ------------------------------
November 30, 1998 by and among CBT, KnowledgeWell and the Shareholders.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                   ARTICLE I
                                   ---------

                   PURCHASE AND SALE OF KNOWLEDGEWELL SHARES
                   -----------------------------------------

      1.1 Purchase and Sale.  Subject to the terms and conditions set forth in
          -----------------
this Agreement, at the Share Exchange, CBT shall purchase from the Shareholders, and the Shareholders, as beneficial owners, shall sell, assign, transfer and deliver to CBT, the KnowledgeWell Shares free and clear of any pledge, lien, charge, security interest, encumbrance, claim or other equitable or third-party interest ("Liens").
           -----

      1.2 Acquisition Price.
          -----------------

          (a) In reliance on the representations, warranties and covenants of the Shareholders contained herein, and in consideration of the aforesaid sale, assignment, transfer and delivery of the KnowledgeWell Shares, CBT shall pay to each Shareholder, in full payment for each KnowledgeWell Share so sold, assigned, transferred and delivered by such Shareholder and the agreements of such Shareholder made in connection with the transactions contemplated hereby, the following: such number of CBT American Depositary Shares ("ADSs") (or, in the event that a Restricted
                                    ----
ADR Facility is not arranged prior to the Closing Date as contemplated in
Section 6.16 of this Agreement, such number of Ordinary Shares of IR9.375p in the capital of CBT ("CBT Ordinary Shares")) as is equal to the Exchange Ratio.
                     -------------------
For purposes of this Agreement, the "Exchange Ratio" shall mean the quotient
                                     --------------
(rounded to the nearest 1/10,000th) obtained by dividing (x) 4,837,209 by (y) the sum of (i) the total number of KnowledgeWell Shares in issue immediately prior to the Closing plus (ii) the total number of shares in of any class issuable upon exercise of all options, warrants and similar rights outstanding immediately prior to the Closing. For purposes of this Agreement, "Acquisition
                                                                   ------------
Price" shall mean the 4,837,209 Ordinary Shares or ADSs, as the case may be,
-----
issuable pursuant to this Agreement.

          (b) For purposes of this Agreement, "KnowledgeWell Shares" shall mean
                                               --------------------
(i) all of the issued "A" Ordinary Shares of US$0.25 each and "C" Ordinary Shares of IR25p each in the capital of KW Limited and (ii) all of the issued Ordinary Shares of US$0.01 each and the convertible preference shares of US$0.01 each in the capital of KW Group.

          (c) The Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into CBT Ordinary Shares or ADSs), reorganization, recapitalization or other like change with respect to CBT Ordinary Shares or ADSs occurring after the date hereof and prior to the Closing Date (as hereinafter defined).

          (d) No fraction of an Ordinary Share or ADS will be issued, but in lieu thereof, each Shareholder who would otherwise be entitled to a fraction of an Ordinary Share or ADS (after aggregating all fractional Ordinary Shares or ADSs to be received by such Shareholder) shall be entitled to receive from CBT an amount of cash (rounded to the nearest whole cent) equal to the product of
(i) such fraction, multiplied by (ii) the closing price of an ADS on November 27, 1998, as reported on the Nasdaq National Market.

      1.3 Share Exchange. Unless this Agreement is earlier terminated pursuant
          --------------
to Section 9.1, the closing of the Share Exchange (the "Closing") will take
                                                        -------
place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Binchys' Solicitors, 43 Fitzwilliam Place, Dublin 2, Ireland, unless another place or time is agreed to by CBT and the Shareholders. The date upon which the Closing occurs is herein referred to as the "Closing Date". The
                                                            ------------
signing of this Agreement by a Shareholder shall constitute a waiver of all pre-emption rights in relation to his, her or its KnowledgeWell Shares being transferred pursuant to this Agreement.

      1.4 Closing Mechanics. At Closing the following business shall be
          -----------------
transacted and the following documents shall be signed and delivered.

          (a) The Shareholders shall deliver or procure to be delivered to CBT or its legal counsel:

               (i) duly executed and completed transfers in favor of CBT (or as it shall direct) in respect of the KnowledgeWell Shares together with the relative certificates therefor (the "KnowledgeWell Certificates");
                                     --------------------------

               (ii) duly executed and completed transfers into the names of such persons as CBT may direct in respect of any shares in KnowledgeWell Inc. (the "Subsidiary") not registered in the name of KW Group together with the share
 ----------
certificates for the whole of the issued share capital of the "Subsidiary";

               (iii) any other documents which may be required to give good title to the KnowledgeWell Shares (including any power of attorney under which any document required to be delivered under this Section has been executed or signed) or which may be necessary to enable CBT to procure the registration of the same in the name of CBT or its nominee;

               (iv) all the title deeds and documents relating to the properties at Block 1, Blackrock Business Park, Blackrock, County Dublin, Ireland and 1701 Directors Boulevard, Suite 920, Austin, Texas 78764, USA occupied by KnowledgeWell and the Subsidiary (together the "Properties");
                                                ----------

               (v) the Certificate of Incorporation, statutory books and Common Seals of each of KW Limited and KW Group and the Subsidiary and all prints of the Memorandum and Articles of Association or Bylaws thereof in the possession or under the control of the Shareholders;

               (vi) at the offices of KnowledgeWell and the Subsidiary all the records of KnowledgeWell and the Subsidiary together with all securities, deeds, documents of title, insurance policies, check books and other books, papers and documents relating to KnowledgeWell and the Subsidiary which are in the Shareholders possession or under their control;

               (vii) a letter of resignation in such form as CBT may require of Jim Middleton and Martin Scully resigning as directors and of Molyneux Secretarial Services Limited resigning as the Secretary of KW Limited and KW Group and from any other office or employment that said persons may hold with either of those companies and acknowledging that he or it has no outstanding claims against either of those companies whether for compensation for loss of office or otherwise whatsoever;

               (viii) a letter of resignation in such form as CBT may require of Caplin Meehan of 3 College Green, Dublin 2, Ireland resigning as Accountants for and Auditors of KW Limited and KW Group and acknowledging that they have no outstanding claims against either of those companies whether for compensation for loss of office or otherwise whatsoever, with the exception of fees outstanding at the date of resignation (whether billed or not) and containing the statement referred to in sub-section 185(2)(a) of the Companies Act, 1990 of Ireland;

               (ix) a letter of resignation in such form as CBT may require of Hays & Co. resigning as Accountants for and Auditors of the Subsidiary and acknowledging that they have no outstanding claims against the Subsidiary whether for compensation for loss of office or otherwise whatsoever;

               (x) instruments in such form as CBT may require duly executed by all of the members of KW Limited and KW Group and all the members (other than KW Group) of the Subsidiary waiving any pre-emption or other similar rights which they may have either under the Articles of Association of KW Limited or KW Group or Bylaws of the Subsidiary or otherwise in relation to the KnowledgeWell Shares or any of them or in relation to any shares in the Subsidiary.

          (b) The Shareholders shall procure a meeting of the Board of Directors of each of KW Limited and KW Group to be held at which the following business shall be transacted:

               (i) the appointment of Bill Beamish as an additional director of each of those companies;

               (ii) the acceptance of the resignations of the directors, secretary and auditors of each of these companies as referred to in sub-clauses
1.4 (vii) and (viii) above and the appointment as secretary and auditors of each of those companies of such persons or firms as CBT may nominate;

               (iii) the situation of the registered office of each of those companies shall be changed to Belfield Office Park, Clonskeagh, Dublin 4, Ireland;

               (iv) the registration of CBT or its nominees as holder of the KnowledgeWell Shares subject to the submission of duly stamped and completed transfers of the KnowledgeWell Shares;

               (v) the adoption of Bank Mandates in forms satisfactory to CBT in substitution for and to the exclusion of the existing mandates; and

               (vi) the accounting reference date of each of KW Group and KW Limited shall be changed to December 31.

          (c) The Shareholders shall procure a meeting of the Board of Directors of the Subsidiary to be held at which the following business shall be transacted:

               (i) the appointment of Eric Murphy as an additional director of the Subsidiary;

               (ii) the acceptance of the resignation of the auditors of the Subsidiary referred to in sub-clauses 1.4 (ix) above and the appointment as auditors of the Subsidiary of such persons or firms as CBT may nominate;

               (iii) the registration of CBT or its nominees as the holder of those shares in the Subsidiary not registered in the name of KW Group; and

               (iv) the adoption of Bank Mandates in a form satisfactory to CBT in substitution for and to the exclusion of the existing mandates.

          (d) Each of the Shareholders shall repay and procure the repayment of all sums owed to KnowledgeWell or the Subsidiary by him, her or it or any connected person of his, hers or its or any company controlled by him, her or it. For the purposes of the foregoing, each Shareholder (with the intention of binding not only himself, herself or itself, but also his, her or its successors and assigns and (in the case of an individual) his or her estate after his or her death) hereby severally and not jointly represents and warrants to CBT that no monies are owed to KnowledgeWell or the Subsidiary by such Shareholder or any connected person of his, her or it or any company controlled by him, her or it as at November 30, 1998. For purposes of this Section 1.4(d), the term "connected person" and "control" shall have the meanings ascribed to those terms by Sections 16(3) and 16(1), respectively, of the Finance (Miscellaneous Provisions) Act 1968 of Ireland.

      1.5 Payment of Acquisition Price.
          ----------------------------

          (a) Upon Closing, CBT shall make available to each Shareholder as payment of such Shareholder's part of the Acquisition Price in accordance with this Article I Ordinary Shares of CBT in the name of such Shareholder; provided, however, that CBT shall cause 402,000 Ordinary Shares to be issued pursuant to
Section 1.2(a) (the "Escrow Amount") to be deposited into an escrow account
                     -------------
pursuant to Section 8.3 below.

          (b) Notwithstanding Section 1.5(a), in the event that a Restricted ADR Facility (the "Restricted ADR Facility") has been arranged with The Bank of New
               -----------------------
York prior to Closing as contemplated by Section 6.16, then upon Closing, CBT shall make available to each Shareholder as payment of such Shareholder's part of the Acquisition Price in accordance with this Article I Restricted American Depositary Receipts ("ADRs") of CBT in the name of such Shareholder issued in
                      ----
accordance with a Restricted Deposit Agreement among CBT, The Bank of New York, as depository (the "Depository"), and all owners and beneficial owners of such
                    ----------
ADRs (the "Deposit Agreement"), which ADRs shall represent that number of ADSs
           -----------------
to be issued to that Shareholder as payment of such Shareholder's part of the Acquisition Price in accordance with Section 1.2(a). Prior to or concurrent with the Share Exchange, CBT shall deliver or cause to be delivered to the Custodian (as defined in the Deposit Agreement), in accordance with the Deposit Agreement, the Ordinary Shares represented by the ADSs to be issued in connection with the Share Exchange, with instructions to the Depository to create and deliver the ADRs representing the ADSs to each Shareholder as provided above; provided, however, that CBT shall cause the ADRs representing 402,000 ADSs to be issued pursuant to Section 1.2(a) (the "Escrow Amount") to be
                                                           -------------
deposited into an escrow account pursuant to Section 8.3 below.

          (c) If any ADR or Ordinary Share, as the case may be, is to be issued in a name other than that of the Shareholder entitled thereto pursuant to the Share Exchange, it will be a condition of the issuance thereof that the person requesting such exchange will have paid to CBT or any agent designated by it any transfer or other taxes required by reason of the issuance of an ADR or Ordinary Share in any name other than that of the registered holder of the KnowledgeWell Certificate surrendered, or established to the satisfaction of CBT or any agent designated by it that such tax has been paid or is not payable.

      1.6 No Further Ownership Rights in KnowledgeWell Shares.  All ADSs or
          ---------------------------------------------------
Ordinary Shares, as the case may be, issued in exchange for KnowledgeWell Shares in accordance with the terms of this Agreement (including any cash paid in respect of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such KnowledgeWell Shares.

      1.7 Lost, Stolen or Destroyed KnowledgeWell Certificates.  In the event
          ----------------------------------------------------
any KnowledgeWell Certificates evidencing KnowledgeWell Shares shall have been lost, stolen or destroyed, then upon Closing, the holder thereof shall be required to deliver an indemnity in such form as CBT may require in respect of such lost, stolen or destroyed certificate and CBT may in its sole discretion require the owner of any such lost, stolen or destroyed KnowledgeWell Certificates to deliver a bond in such sum as CBT may reasonably direct as part of any such indemnity against any claim that may be made against CBT with respect to the KnowledgeWell Certificates alleged to have been lost, stolen or destroyed.

      1.8 Stock Options.  At the Closing, all options to purchase shares in
          -------------
KnowledgeWell then outstanding and unexercised under the KnowledgeWell Limited 1998 Share Option Plan or the KnowledgeWell Group Limited 1998 Share Option Plan (collectively, the "KnowledgeWell Option Plans") shall be assumed by CBT in
                    --------------------------
accordance with provisions described below.

          (a) At the Closing, each outstanding unexercised option to purchase "A" Ordinary Shares of US$0.25 each in the capital of KW Limited ("KW Limited
                                                                   ----------
Options") or Ordinary Shares of US$0.01 each in the capital of KW Group ("KW
-------                                                                   --
Group Options" and, collectively with KW Limited Options, "KnowledgeWell
-------------                                              -------------
Options")) under the KnowledgeWell Option Plans, whether vested or unvested, shall be, in connection with the Share Exchange, assumed by CBT. Each KnowledgeWell Option so assumed by CBT under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the KnowledgeWell Option Plans and/or as provided in the respective option agreements governing such KnowledgeWell Option immediately prior to the Closing, except that (A) such KnowledgeWell Option shall be exercisable for that number of whole CBT Ordinary Shares equal to the product of the number of shares of KnowledgeWell that were issuable upon exercise of such KnowledgeWell Option immediately prior to the Closing multiplied by the Exchange Ratio rounded down to the nearest whole number of CBT Ordinary Shares and (B) the per share exercise price for the CBT Ordinary Shares issuable upon exercise of such assumed KnowledgeWell Option shall be equal to the quotient determined by dividing the exercise price per share at which such KnowledgeWell Option was exercisable immediately prior to the Closing by the Exchange Ratio, rounded up to the nearest whole cent.

          (b) It is the intention of the parties that KnowledgeWell Options assumed by CBT qualify following the Closing as incentive stock options as defined in Section 422 of the Code to the extent KnowledgeWell Options qualified as incentive stock options immediately prior to the Closing.

          (c) Promptly following the Closing, CBT will issue to each holder of an outstanding KnowledgeWell Option a document evidencing the foregoing assumption of such KnowledgeWell Option by CBT.

      1.9  Taking of Necessary Action; Further Action.  If, at any time after
           ------------------------------------------
the Share Exchange, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest CBT with full right, title and possession to the KnowledgeWell Shares, the Shareholders will take all such lawful and necessary action.

      1.10 Tax-Free Reorganization.  The parties hereto intend that the Share
           -----------------------
Exchange shall constitute a reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986 (the "Code"). The parties
                                                      ----
hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      1.11 Termination of the Prior Share Purchase Agreement.  The parties
           -------------------------------------------------
hereto agree that all rights and obligations under the Prior Share Purchase Agreement shall be terminated in their entirety and shall be superseded and governed by this Agreement.


                                  ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     The Shareholders, jointly and severally, represent and warrant to CBT as of November 30, 1998, subject to matters fairly and accurately disclosed in the disclosure letter supplied by KnowledgeWell to CBT (the "KnowledgeWell
                                                         -------------
Disclosure Letter") and dated as of November 30, 1998, as follows (for the
-----------------
purposes of the following warranties and representations (i) unless otherwise indicated, the term "KnowledgeWell" shall be deemed to include where relevant
                     -------------
having regard to the context each of KW Limited, KW Group and the Subsidiary, and (ii) subject to matters fairly and accurately disclosed in the KnowledgeWell Disclosure Letter, no other information relating to KnowledgeWell of which CBT has knowledge (actual or constructive) shall prejudice any claim made by CBT under such warranties or representations or operate to reduce any amount recoverable):

      2.1 Organization of KnowledgeWell.
          -----------------------------

          (a) Each of KW Limited and KW Group is a corporation duly incorporated under the laws of Ireland and has complied in all respects with the filing requirements of the Companies Acts, 1963 to 1990 of Ireland. Each of KW Limited and KW Group has the corporate power to own its properties and to carry on its business as now being conducted. Each of KW Limited and KW Group is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of KnowledgeWell (herein after referred to as a "Material Adverse Effect").
   -----------------------

      2.2 KnowledgeWell Capital Structure.
          -------------------------------

          (a) The authorized share capital of KW Limited consists of US$5,000,000 divided into 19,872,000 "A" Ordinary Shares of US$0.25 each, of which 9,658,813 are issued and outstanding, 1,289,000 "B" Ordinary Shares of US$0.025 each, none of which are issued or outstanding, and IR(Pounds)1,000,000 divided into 4,000,000 "C" Ordinary Shares of IR25p each, of which 2,428,376 are issued and outstanding. The authorized share capital of KW Group consists of US$250,000 divided into 23,000,000 Ordinary Shares of US$0.01 each, of which 8,023,320 are issued and outstanding, and 2,000,000 Convertible Preference Shares of US$0.01 each ("KW Preferred"), of which 1,635,493 are issued and
                         ------------
outstanding.  The issued shares of KW Limited and KW Group (collectively,

"KnowledgeWell Share Capital") are held by the persons, with the domicile
----------------------------
addresses and in the amounts set forth in Schedule 2.2(a) of the KnowledgeWell Disclosure Letter. All of the issued shares of KnowledgeWell Share Capital are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Association or Bylaws of KnowledgeWell or any agreement to which KnowledgeWell is a party or by which it is bound. Subject to the stock transfer forms being represented duly stamped and the register of members being completed, as a result of the Share Exchange, CBT will be the record and sole beneficial owner of all KnowledgeWell Share Capital and rights to acquire or receive KnowledgeWell Share Capital. The copies of the Memorandum and Articles of Association of each of KW Limited and KW Group delivered by KnowledgeWell to CBT are true, complete and accurate and have embodied therein or annexed thereto a copy of every such resolution or agreement as is referred to in section 143(2) of the Companies Act, 1963 of Ireland. The copy of the Bylaws of the Subsidiary delivered by KnowledgeWell to CBT are true, complete and accurate;

          (b) KW Limited has reserved 3,000,000 "A" Ordinary Shares of US$0.25 each for issuance to employees and consultants pursuant to the KnowledgeWell Limited 1998 Share Option Plan, of which 2,706,566 shares are subject to outstanding, unexercised options. KW Group has reserved 3,000,000 Ordinary Shares of US$0.01 each for issuance to employees and consultants pursuant to the KnowledgeWell Group Limited 1998 Share Option Plan, of which 2,706,566 shares
are subject to outstanding, unexercised options.   Schedule 2.2(b) of the
KnowledgeWell Disclosure Letter sets forth for each outstanding KnowledgeWell
Option: the name of the company which has granted the option, the name of the holder of such option, the domicile address of such holder, the number of ordinary shares of the relevant company subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except for KnowledgeWell Options described in Schedule 2.2(b) of the KnowledgeWell Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which KnowledgeWell is a party or by which it is bound obligating KnowledgeWell to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares in the capital of KnowledgeWell. Except for KnowledgeWell Options described in Schedule 2.2(b) of the KnowledgeWell Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which KnowledgeWell is a party or by which it is bound obligating KnowledgeWell to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

      2.3 Subsidiaries.  KW Limited does not have and has never had any
          ------------
subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Except for the Subsidiary, KW Group does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

      2.4 Authority.  KnowledgeWell has all requisite corporate power and
          ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of KnowledgeWell. KW Limited's and KW Group's Boards of Directors have unanimously approved the Share Exchange and this Agreement. This Agreement has been duly executed and delivered by KnowledgeWell and constitutes the valid and binding obligation of KnowledgeWell, enforceable in accordance with its terms. Except as set forth in Schedule 2.4 of the KnowledgeWell Disclosure Letter, the execution and delivery of this Agreement by KnowledgeWell does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of
                                              --------
the Memorandum and Articles of Association of KW Limited or KW Group or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to KnowledgeWell or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party (so as not to trigger any Conflict), is required by or with respect to KnowledgeWell in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (ii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth in Schedule 2.4 of the KnowledgeWell Disclosure Letter and (iii) such consents, waivers, authorizations, filings, approvals and registrations which would not individually or in the aggregate, have a material adverse effect on the ability of KnowledgeWell to consummate the transactions contemplated hereby.

      2.5 KnowledgeWell Financial Statements.
          ----------------------------------

          (a)  Schedule 2.5 of the KnowledgeWell Disclosure Letter sets forth
(i) KW Limited's audited balance sheet as of October 31, 1997 and the related audited statements of operations and cash flows for the period then ended, (ii) KW Limited's unaudited balance sheet as of October 31, 1998 (the "KW Limited
                                                                  ----------
Balance Sheet") and the related unaudited statements of operations and cash
-------------
flows for the twelve-month period then ended, (iii) KW Group's unaudited consolidated balance sheet as of October 31, 1998 (the "KW Group Balance Sheet"
                                                        ----------------------
and, collectively with the KW Limited Balance Sheet, the "Balance Sheets") and
                                                          --------------
the related unaudited consolidated statements of operations and cash flows for the period from incorporation (collectively, the "KnowledgeWell Financial
                                                  -----------------------
Statements").  The accounting reference date of each of KW Limited, KW Group and
----------
the Subsidiary is 31 October.

          (b)  The audited KnowledgeWell Financial Statements:

                    (i) give a true and fair view of KnowledgeWell in all respects as at October 31, 1998 (the "Accounts Date");
                                      -------------

                    (ii) comply with the requirements of the Companies Acts, 1963 to 1990 of Ireland and all regulations to be construed as one with those Acts;

                    (iii) have been prepared in accordance with the best generally accepted and adopted accounting principles in Ireland and all applicable Statements of Standard Accounting Practice ("SSAP");
                                                        ----

          (c)  The audited and unaudited KnowledgeWell Financial Statements:

                    (i) have been prepared on a basis consistent with that adopted for preceding accounting periods;

                    (ii) are not affected by any unusual, extraordinary, exceptional or non-recurring items or by any other factor rendering the results thereof (or any of them) unusually better or worse than they (or any of them) might otherwise be or have been;

                    (iii) are true, complete and accurate and properly reflect the financial position of KnowledgeWell as at the Accounts Date and of its results for the accounting period ending on that date;

                    (iv) correctly and accurately disclose all the assets and liabilities (whether ascertained, contingent, deferred or otherwise and whether or not quantified or disputed) of KnowledgeWell as at the Accounts Date and make full provision and/or reserve for all such liabilities and for all capital commitments of KnowledgeWell up to the Accounts Date;

                    (v) make full provision for any foreseeable losses which may arise on Closing and/or on realization of stock and work-in-progress and/or on completion of any existing or proposed contract;

                    (vi) make adequate provision for all bad and doubtful debts of KnowledgeWell and for depreciation of the fixed assets of KnowledgeWell having regard to their original cost and estimated useful life;

                    (vii) correctly and accurately disclose all financial commitments in existence as at the Accounts Date; and

                    (viii) include all such reserves and provisions for Tax as are necessary to cover all liabilities for Tax (whether or not assessed) of KnowledgeWell up to the Accounts Date and, in particular, but without prejudice to the generality of the foregoing attributable to profits, gains, income, receipts, and loans and distributions made to participators and associates and payments from which Tax is deductible.

          (d) The KnowledgeWell Financial Statements do not include any intangible assets and the value attributed to each fixed asset of KnowledgeWell does not exceed the current market value thereof as at the Accounts Date. The basis of valuing such fixed assets has not been changed during the period since incorporation and nor has there been any revaluation of fixed assets during such period.

          (e) The rate of depreciation applied in respect of each fixed asset has been consistently applied over the period since incorporation and is adequate to write down the value of such fixed assets to its net realizable value as at the end of its useful working life and the fixed assets have been depreciated in accordance with the relevant SSAP for the relevant financial year.

          (f) All the accounts, books, ledgers and financial and other records of whatsoever kind of KnowledgeWell have at November 30, 1998 been fully, properly and accurately maintained and contain true and accurate records of all matters required to be entered therein under the Companies Acts, 1963 to 1990 and any other relevant statutes or regulations and will, pending Closing, continue to be so maintained and there are at November 30, 1998 and will pending Closing be no material inaccuracies or discrepancies of any kind contained or reflected therein or in any of them. At November 30, 1998 they give and reflect and at Closing will give and reflect a true and fair view of the financial, contractual and trading position of KnowledgeWell and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors and stock-in-trade and work-in-progress.

      2.6 No Undisclosed Liabilities.  Except as set forth in Schedule 2.6 of
          --------------------------
the KnowledgeWell Disclosure Letter, KnowledgeWell does not have any material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate,

(i) has not been reflected in the Balance Sheets, or (ii) has not arisen in the ordinary course of KnowledgeWell's business since October 31, 1998, consistent with past practices.

      2.7 No Changes.  Except as set forth in Schedule 2.7 of the KnowledgeWell
          ----------
Disclosure Letter, since October 31, 1998, there has not been, occurred or arisen any:

          (a) transaction by KnowledgeWell except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Memorandum and Articles of Association of KW Limited or KW Group;

          (c) capital expenditure or commitment by KnowledgeWell of US$25,000 in any individual case or US$100,000 in the aggregate.

          (d) destruction of, damage to or loss of any material assets, business or customer of KnowledgeWell (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by KnowledgeWell;

          (g)  revaluation by KnowledgeWell of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the share capital of KnowledgeWell, or any direct or indirect redemption, purchase or other acquisition by KnowledgeWell of any of its share capital;

          (i) increase in the salary or other compensation payable or to become payable by KnowledgeWell to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by KnowledgeWell, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

          (j) sale, lease, license or other disposition of any of the assets or properties of KnowledgeWell, except in the ordinary course of business as conducted on that date and consistent with past practices;

          (k) amendment or termination of any material contract, agreement or license to which KnowledgeWell is a party or by which it is bound;

          (l) loan by KnowledgeWell to any person or entity, incurring by KnowledgeWell of any material indebtedness, guaranteeing by KnowledgeWell of any material indebtedness, issuance or sale of any debt securities of KnowledgeWell or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any material right or material claim of KnowledgeWell, including any material write-off or other material compromise of any account receivable of KnowledgeWell;

          (n) to KnowledgeWell's knowledge, commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of KnowledgeWell or its affairs;

          (o) notice of any claim of ownership by a third party of the Intellectual Property of KnowledgeWell (as defined in Section 2.11 below) or of infringement by KnowledgeWell of any third party's Intellectual Property rights;

          (p) issuance or sale by KnowledgeWell of any of its share capital, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (q) change in pricing or royalties set or charged by KnowledgeWell to its customers or licensees except in the ordinary course of business, or in pricing or royalties set or charged by persons who have licensed Intellectual Property to KnowledgeWell except in the ordinary course of business;

          (r) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on KnowledgeWell; or

          (s) negotiation or agreement by KnowledgeWell or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with CBT and its representatives regarding the transactions contemplated by this Agreement).

      2.8 Tax and Other Returns and Reports.
          ---------------------------------

          (a)  Definition of Taxes.  For the purposes of this Agreement, "Tax"
               -------------------                                        ---
or, collectively, "Taxes", means any and all national, federal, state, local and
                   -----
foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, whenever imposed, including without limitation taxes based upon or measured by gross receipts, income, profits, sales, capital gain, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.  Except as set forth in Schedule 2.8 of
               ----------------------
the KnowledgeWell Disclosure Letter:

               (i) KnowledgeWell as of the Closing Date will have prepared and filed all required national, U.S. federal, U.S. state, U.S. local and non-U.S. returns, estimates, information statements and reports ("Returns") relating to
                                                         -------
any and all Taxes concerning or attributable to KnowledgeWell or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

               (ii) KnowledgeWell as of the Closing Date: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all U.S. federal and U.S. state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) KnowledgeWell has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against KnowledgeWell, nor has KnowledgeWell executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of KnowledgeWell is presently in progress, nor has KnowledgeWell been notified of any request for such an audit or other examination.

               (v) KnowledgeWell does not have any liabilities for unpaid U.S. federal, state, U.S. local or non-U.S. Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheets, whether asserted or unasserted, contingent or otherwise, and KnowledgeWell has no knowledge of any basis for the assertion of any such liability attributable to KnowledgeWell, its assets or operations.

               (vi) KnowledgeWell has provided to CBT copies of all U.S. federal and U.S. state income and all U.S. state sales and use Tax Returns for all periods since the date of KnowledgeWell's incorporation.

               (vii) There are (and as of immediately following the Closing there will be) no Liens on the assets of KnowledgeWell relating to or attributable to Taxes.

               (viii) KnowledgeWell has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of KnowledgeWell.

               (ix) None of KnowledgeWell's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (x) As of the Closing Date, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of KnowledgeWell that, individually or collectively, will, or would reasonably be expected to, give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

               (xi) KnowledgeWell is not a party to a tax sharing or allocation agreement nor does KnowledgeWell owe any amount under any such agreement.

          (c)  General
               -------

               (i) All returns, computations, notices and items of information which are, or have been, required to be made or given by KnowledgeWell for any Tax purpose have been made or given within the requisite periods and on a proper basis and are up-to-date and correct, and none of them is, or is likely to be, the subject of any dispute with the Irish Revenue Commissioners (the "Revenue
                                                                      -------
Commissioners") or other Tax authorities.
-------------

               (ii) All Tax, including amounts required by statute to be deducted by KnowledgeWell in respect of payments made by it, which KnowledgeWell is liable to pay prior to Closing has been or will be so paid prior to Closing.

               (iii) KnowledgeWell has not paid, or become liable to pay, any fine, penalty or interest charged by virtue of the Taxes Consolidation Act, 1997 ("TCA"), the Value Added Tax Act, 1972, of Ireland or any other statutory
  ---
provision relating to Tax, and it has not committed any act or made any omission which might constitute an offense under section 1078 of the TCA.

               (iv) Schedule 2.8(c)(iv) of the KnowledgeWell Disclosure Letter sets out full particulars of any agreement or arrangement between KnowledgeWell and the Revenue Commissioners or other Tax authorities pursuant to which KnowledgeWell is authorized not to comply with a requirement which, but for such agreement or arrangement, would be its statutory obligation, and KnowledgeWell has not taken any action which has had, or will have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously had with the Revenue Commissioners or other Tax authorities.

               (v) The KnowledgeWell Disclosure Letter contains full and accurate particulars of all transactions effected otherwise than in the ordinary course of business since the Accounts Date in respect of which KnowledgeWell is required to make a specific return to the relevant Tax authorities and in respect of which the time for making such return will expire on or after Closing.

               (vi) No transaction has been effected by KnowledgeWell in respect of which any consent or clearance from the Revenue Commissioners or other Tax authorities was required:

                    (1) without such consent or clearance having been validly obtained before the transaction was effected;

                    (2) otherwise than in accordance with the terms of, and so as to satisfy any conditions attached to, such consent or clearance; or

                    (3) otherwise than at a time when, and in circumstances in which, such consent or clearance was valid and effective,

and, in any case where such consent or clearance was required, no circumstances have arisen which might reasonably be expected to cause such consent or clearance to be or become invalid or to be withdrawn by the Tax authority concerned.

            (vii) All particulars furnished to the Revenue Commissioners or other Tax authorities in connection with the application for any consent or clearance by KnowledgeWell made since the Accounts Date fully and accurately disclosed all facts and circumstances material to the decision of the Revenue Commissioners or such other authorities.

            (viii) KnowledgeWell is not and will not become liable to pay, or make reimbursement or indemnity in respect of, any Tax (or amounts corresponding thereto) in consequence of the failure by any other person to discharge that Tax within any specified period or otherwise, where such Tax relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur whether wholly or partly prior to Closing.

            (ix) The KnowledgeWell Disclosure Letter includes a correct and complete list and full particulars with express reference to this clause (c)(ix) of all matters relating to Tax in respect of which KnowledgeWell (either alone or jointly with any other person) has, or at Closing will have, an outstanding entitlement:

                    (1) to make any claim for relief under the TCA or any other statutory provision relating to Tax;

                    (2) to make any election for one type of relief, or one basis, system or method of Tax, as opposed to another;

                    (3) to make any appeal (including a further appeal) against an assessment to Tax;

                    (4) to make any application for the postponement, or payment by instalment of, Tax; or

                    (5)  to disclaim any allowance or relief

     such particulars being reasonably sufficient to enable CBT to procure that any time limit to such entitlement expiring within six months after Closing can be met.

               (x) No notice of attachment has been served on KnowledgeWell under section 1002 of the TCA.

               (xi) KnowledgeWell has not received, nor will it prior to Closing earn, deposit interest subject to retention of Tax under section 257 of the TCA.

               (xii) KnowledgeWell has not since its incorporation taken a fixed charge on the book debts of any company, nor will it take any such fixed charge prior to Closing.

               (xiii) KnowledgeWell has never been, nor is it now, assessable to tax under section 1034 or 1035 of the TCA.

               (xiv) KnowledgeWell has not received any notice under section 811(6) of the TCA or engaged in, or been a party to, a tax avoidance transaction within the meaning of section 811(2) of the TCA or any other transaction or series of transactions or scheme or arrangement of which the main purpose, or one of the main purposes, was or could be said to be the avoidance or deferral of, or a reduction in the liability to, Tax.

               (xv) KnowledgeWell has properly operated the pay as you earn and social welfare contribution systems (including levies), deducting and accounting for Tax and maintaining records as required by law, and it has not suffered any PAYE audit by the Revenue Commissioners since the Accounts Date nor has it been notified that any such audit will or is expected to be made.

          (d)  Corporation Tax
               ---------------

               (i) Neither KW Limited nor KW Group is, or has at any stage since its incorporation been resident for Tax purposes in a country other than Ireland.

               (ii) Schedule 2.8(d)(ii) of the KnowledgeWell Disclosure Letter includes a correct and complete list and full particulars of any liability to Tax in a country other than Ireland.

               (iii) (1) Schedule 2.8(d)(iii) of the KnowledgeWell Disclosure Letter includes a statement of all distributable reserves of KnowledgeWell which carry a reduced tax credit.

                      (2) Where relief under chapter 1 of part 14 of the TCA has been claimed by either KW Limited or KW Group, such relief was claimed, and is being claimed, on a correct and proper basis.

               (iv) No relief (whether by way of deduction, reduction, set-off, exemption, repayment, allowance or otherwise) from, against or in respect of any tax has been claimed or given to KnowledgeWell which could or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance arising or occurring at or at any time before, Closing, and KnowledgeWell has not at any time claimed any relief from Tax under part 10 of the TCA.

               (v) Nothing has been done and no event or series of events has occurred or will as a result of any contract, agreement or arrangement entered into before Closing occur, which might when taken together with the entry into or Closing of this Agreement cause or contribute to the disallowance to either KW Limited or KW Group of the carry forward of any losses or excess charges on income or surplus advance corporation tax.

               (vi) The use of losses incurred by, or charges paid by, either of KW Limited or KW Group is not restricted by section 454, 455 or 456 of the TCA.

               (vii)  (1)   Neither KW Limited, KW Group nor the Subsidiary
incurred a loss on the disposal or deemed disposal of an asset (other than trading stock) in relation to which their ability to set the whole of that loss against any chargeable gain arising in the same or later accounting period is or may be restricted or excluded.

                      (2) Neither KW Limited nor KW Group has made, nor are they entitled to make, a claim under section 538 of the TCA.

               (viii) None of KW Limited, KW Group or the Subsidiary has made a claim for capital allowances in respect of any asset which is leased to or from, or hired to or from, any of the other of them, and since the Accounts Date, KnowledgeWell has not done, or omitted to do, or agreed to do or permitted to be done, any act, or suffered any occurrence, as a result of which any balancing charge has arisen or may arise under sections 274 or 288 of the TCA, nor has there been or might there be any disallowance of excess relief by virtue of section 403 of the TCA.

               (ix)   (1)   If each of the assets (other than trading stock) of
KnowledgeWell was disposed of for a consideration equal to the book value of that asset shown in or adopted for the purpose of the KnowledgeWell Financial Statements, no liability to corporation tax on chargeable gains or balancing charges under section 274 or 288 of the TCA not fully provided for in the KnowledgeWell Financial Statements would arise.

                      (2) For the purpose of determining the liability to corporation tax on chargeable gains, there shall be disregarded any reliefs and allowances available to KnowledgeWell other than amounts falling to be deducted under chapter 2 of part 19 of the TCA.

                      (3) KnowledgeWell has not since the Accounts Date acquired any asset (other than trading stock) in circumstances such that sections 584, 585, 586 or 587 of the TCA applied to its acquisition.

            (x) The KnowledgeWell Disclosure Letter includes a correct and complete list and full particulars of all dividends paid since the date of incorporation of KnowledgeWell out of patent income disregarded for the purposes of corporation tax by virtue of section 234 of the TCA.

            (xi) Each of KW Limited and KW Group are regarded as close companies for Irish tax purposes. Except as disclosed in the Schedule 2.8(d)(xi) of the KnowledgeWell Disclosure

Letter none of the said companies has any liability to Tax pursuant to part 13 of the TCA or will incur any such liability in respect of any accounting period prior to Closing.

               (xii) Each of KW Limited, KW Group and the Subsidiary at November 30, 1998, carried on an activity which is a trade for the purposes of Tax and has not ceased, and will not as a result of any contract, agreement or arrangement entered into before Closing cease, to carry on such activity.

               (xiii) KnowledgeWell has never received nor become entitled to any income which is particular income within the meaning of section 1004 of the TCA nor any particular gains to which section 1005 of the TCA could apply.

               (xiv)  KnowledgeWell:

                      (1) does not own nor has it agreed to acquire any asset, nor has it received or agreed to receive any services or facilities (including without limitation the benefit of any licences or agreements), the consideration for the acquisition or provision of which was or will be in excess of its market value, or otherwise than on an arm's length basis;

                      (2) does not own nor has it agreed to dispose of any asset, nor has it provided or agreed to provide any services or facilities (including without limitation the benefit of any licences or agreements), the consideration for the disposal or provision of which was or will be less than its market value, or otherwise than on an arm's length basis;

                      (3) has not disposed of or acquired any asset in such circumstances that the provisions of section 547 of the TCA applied or could apply thereto; and

                      (4) has not since the Accounts Date appropriated any asset owned by it to or from trading stock.

               (xv) None of KW Limited, KW Group or the Subsidiary has since the respective date of its incorporation:

                      (1) repaid or agreed to repay, or redeemed or agreed to redeem, or purchased or agreed to purchase, any of its share capital; or

                      (2) capitalized or agreed to capitalize in the form of debentures or redeemable shares any profits or reserves of any class or description.

               (xvi) No rents, interest, annual payments, emoluments or other sums of an income nature paid or payable by KnowledgeWell or which KnowledgeWell is under an obligation to pay in the future are, or (under the law as presently in force) may be, wholly or partially disallowable as deductions or charges in computing profits for the purpose of corporation tax by reason of any statutory provision relating to Tax.

               (xvii) No securities, within the meaning of section 135(8) of the TCA issued by KnowledgeWell and remaining in issue at November 30, 1998 were issued in such circumstances that any interest or other distribution out of assets in respect thereof falls to be treated as a distribution under section 130(2)(d) of the TCA, nor has KnowledgeWell agreed to issue securities (within that meaning) in such circumstances.

               (xviii) Section 138 of the TCA does not apply to dividends paid or received by any of KW Limited, KW Group or the Subsidiary.

               (xix) No asset owned by KnowledgeWell has at any time since its acquisition by KnowledgeWell been subjected to a reduction in value such that any allowable loss arising on its disposal is likely to be reduced or eliminated or any chargeable gain arising on its disposal is likely to be increased.

               (xxi) KnowledgeWell has not entered into any transaction to which the provisions of section 98, 99 or 199 of the TCA have been or could be applied.

               (xx) KnowledgeWell has not since the Accounts Date received any payment to which section 782 of the TCA is applicable.

               (xxi) (1) There is set out in Schedule 2.8(d)(xxii) of the KnowledgeWell Disclosure Letter details of all share schemes established by KnowledgeWell and approved pursuant to Part 17 of the TCA.

                       (2) None of KW Limited, KW Group or the Subsidiary has been a qualifying research and development company or a qualifying sponsoring company within the meaning of Chapter III of Part I of the Finance Act, 1986, of Ireland.

               (xxiii) (1) Schedule 2.8(d)(xxiii)(1) of the KnowledgeWell Disclosure Letter includes a correct and complete list and full particulars of all arrangements and agreements relating to group relief (as described in Chapter 5 of Part 2 of the TCA) to which any of KW Limited, KW Group or the Subsidiary are or have been a party since the respective date of its incorporation.

                       (2) All claims made by KW Limited, KW Group or the Subsidiary for group relief were, when made, valid and have been or will be allowed by way of relief from corporation tax.

                       (3) Except as disclosed in Schedule 2.8(d)(xxiii)(3) of the KnowledgeWell Financial Statements, none of KW Limited, KW Group or the Subsidiary has since the Accounts Date made, nor are they liable to make, any payment under any such arrangement or agreement.

                        (4) Each of KW Limit ed, KW Group and the Subsidiary has received any payments due to it under any such arrangements or agreement for surrender of group relief made by it.

               (xxiv) (1) Schedule 2.8(d)(xxiv)(1) of the KnowledgeWell Disclosure Letter includes a correct and complete list and full particulars of all arrangements and agreements relating to the surrender of advance corporation tax (as described in section 166 of the TCA) to which any of KW Limited, KW Group or the Subsidiary are or have been a party in the period since their respective incorporation.

                        (2) All claims made by any of KW Limited, KW Group or the Subsidiary for the surrender of advance corporation tax were, when made, valid and have been or will be allowed by way of relief from corporation tax payable by the particular company to whom the advance corporation tax was surrendered.

                        (3) Except as disclosed in Schedule 2.8(d)(xxiv)(3) of the KnowledgeWell Disclosure Letter none of KW Limited, KW Group or the Subsidiary has since the Accounts Date paid, or is liable to pay, any advance corporation tax which is or may become incapable of set-off against its liability to corporation tax.

                        (4) Each of KW Limited, KW Group or the Subsidiary has received all payments due to it under any such arrangements or agreements for the surrender of advance corporation tax.

               (xxv) Schedule 2.8(d)(xxv) of the KnowledgeWell Disclosure Letter includes a correct and complete list and full particulars of all elections made by any of KW Limited, KW Group or the Subsidiary under section 165 of the TCA.

               (xxvi) The entry into or Closing of this Agreement will not result in any profit or gain being deemed to accrue to any of KW Limited, KW Group or the Subsidiary for Tax purposes, whether pursuant to section 623 of the TCA or otherwise.

               (xxvii) KnowledgeWell has not purchased an asset subject to a claim made under section 620 of the TCA, nor has it made any other claim which would affect the amount of the chargeable gain or allowable loss which would, but for such claim, have arisen on a disposal of any of its assets.

               (xxviii) KnowledgeWell has not entered into any transaction as a result of which it could be assessed to Tax under Chapter 1 Part 22 of the TCA.

          (e)  Capital Acquisitions Tax.
               ------------------------

               (i) There is no outstanding charge for unpaid capital acquisitions tax over any asset of KnowledgeWell or in relation to any shares in the capital of any of KW Limited, KW Group or the Subsidiary.

               (ii) There are not in existence any circumstances whereby any such power as is mentioned in section 35(8) of the Capital Acquisitions Tax Act, 1976, of Ireland could be exercised in relation to any shares, securities or other assets of or owned by KnowledgeWell.

               (iii) Since the Accounts Date, no taxable gift (as defined by section 6 of the Capital Acquisitions Tax Act, 1976, of Ireland) or taxable inheritance (as defined by section 12 of the same Act) has been received by any of KW Limited, KW Group or the Subsidiary, nor have any of KW Limited, KW Group or the Subsidiary been disponers (as defined by section 2 of the same Act) for the purposes of capital acquisitions tax.

      2.9  Restrictions on Business Activities.  There is no agreement
           -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which KnowledgeWell is a party or otherwise binding upon KnowledgeWell which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of KnowledgeWell, any acquisition of property (tangible or intangible) by KnowledgeWell or the conduct of business by KnowledgeWell. Without limiting the foregoing, KnowledgeWell has not entered into any agreement under which KnowledgeWell is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

      2.10 Title to Properties; Absence of Liens and Encumbrances.
           ------------------------------------------------------

           (a) KnowledgeWell owns no real property, nor has it ever owned any real property. Schedule 2.10(a) of the KnowledgeWell Disclosure Letter sets forth a list of all real property currently, or at any time in the past, leased by KnowledgeWell, the name of the lessor and the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of material default (or event which with notice or lapse of time, or both, would constitute a material default).

           (b) KnowledgeWell has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the KnowledgeWell Financial Statements or in Schedule 2.10(b) of the KnowledgeWell Disclosure Letter and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby. The buildings on the Properties have been properly and soundly constructed and are in a good and substantial state of repair and condition and no high alumina cement, woodwool, calcium chloride, sea dredged aggregates or asbestos material was used in the construction thereof and KnowledgeWell has no outstanding claims or liabilities in respect of the construction of the buildings of the Properties.

           (c) Notwithstanding the foregoing paragraphs (a) and (b), no representation or warranty made in such paragraphs relate to the property at Block 1, Blackrock Industrial Estate, Blackrock, County Dublin as such property is dealt with by way of a certificate of title furnished to CBT by Binchys Solicitors at November 30, 1998.

      2.11 Intellectual Property.
           ---------------------

           (a) For the purposes of this Agreement, the following terms have the following definitions:

           "Intellectual Property" shall mean any or all of the following and
            ---------------------
all rights in, arising out of, or associated therewith: (i) all Irish, United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world.

           "Intellectual Property of KnowledgeWell" shall mean any Intellectual
            --------------------------------------
Property that is owned by or exclusively licensed to KnowledgeWell.

           "currently" means, as used in this section, the period beginning six
            ---------
years prior to the Closing Date and ending on such date.

           (b) Schedule 2.11(b) of the KnowledgeWell Disclosure Letter lists all of KnowledgeWell's Irish and United States and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other Intellectual Property of KnowledgeWell that is the subject of an application, certificate or registration issued by or recorded by any state, government or other public legal authority, all of the foregoing, the "Registered Intellectual Property".
                           --------------------------------

          (c) Schedule 2.11(c) of the KnowledgeWell Disclosure Letter lists any proceedings or actions before any court, tribunal (including the Irish Patents Office ("IPO") and the United States Patent Office ("PTO") or equivalent
         ---                                         ---
authority anywhere else in the world) related to any of the Registered Intellectual Property.

          (d) KnowledgeWell has complied with all applicable disclosure requirements and has not committed any fraudulent act in the application for and maintenance of any patent, trademark or copyright of KnowledgeWell.

          (e) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made or paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in Ireland, the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Schedule 2.11(e) of the KnowledgeWell Disclosure Letter lists all actions and payments that must be made in the six month period following the Closing Date in connection with the preservation or maintenance of the Registered Intellectual Property.

          (f) KnowledgeWell is not barred from seeking patents on material potentially patentable inventions of KnowledgeWell by "on-sale" or similar bars to patentability or by failure to apply for a patent on such inventions within the time required.

          (g) The contracts, licenses and agreements listed in Schedule 2.11(g) of the KnowledgeWell Disclosure Letter include all contracts, licenses and agreements, to which KnowledgeWell is a party with respect to any Intellectual Property with a potential value or cost in excess of US$20,000.

          (h) The contracts, licenses and agreements listed in Schedule 2.11(g) of the KnowledgeWell Disclosure Letter are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the contracts, licenses and agreements listed in Schedule 2.11(g) of the KnowledgeWell Disclosure Letter. KnowledgeWell is in compliance with, and has not breached any term of, the contracts, licenses and agreements listed in Schedule 2.11(g) of the KnowledgeWell Disclosure Letter, and, to the knowledge of KnowledgeWell, all other parties to the contracts, licenses and agreements listed in Schedule 2.11(g) of the KnowledgeWell Disclosure Letter are, in compliance with, and have not breached any term of, such contracts, licenses and agreements.

          (i) Except as set forth in Schedule 2.11(i) of the KnowledgeWell Disclosure Letter: (i) no person has any rights to use any of the Intellectual Property of KnowledgeWell; and (ii) KnowledgeWell has not granted to any Person, nor authorized any Person to retain, any rights in the Intellectual Property of KnowledgeWell.

          (j) Except as set forth in Schedule 2.11(j) of the KnowledgeWell Disclosure Letter: (i) KnowledgeWell owns and has good and exclusive title to each item of Intellectual Property of

KnowledgeWell, including all Registered Intellectual Property listed in Schedule 2.11(b) of the KnowledgeWell Disclosure Letter, free and clear of any lien or encumbrance; (ii) KnowledgeWell owns, or has the right, pursuant to a valid Contract to use or operate under, all other Intellectual Property of KnowledgeWell; and (iii) KnowledgeWell is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of KnowledgeWell, including the sale of any products or the provision of any services by KnowledgeWell.

          (k) The operation of the business of KnowledgeWell as such business currently is conducted, or is reasonably is contemplated to be conducted, including KnowledgeWell's design, development, manufacture, marketing and sale of the products or services of KnowledgeWell (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any other Person or constitute unfair competition or trade practices under the laws of any jurisdiction

          (l) KnowledgeWell has not received notice from any person that the operation of the business of KnowledgeWell, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of its services, infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (m) KnowledgeWell owns or has the right to all Intellectual Property necessary to the conduct of its business as it currently is conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by KnowledgeWell or under development by KnowledgeWell and the performance of all services provided or contemplated to be provided by KnowledgeWell.

          (n) Schedule 2.11(n) of the KnowledgeWell Disclosure Letter lists all contracts, licenses and agreements between KnowledgeWell and any other Person wherein or whereby KnowledgeWell has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by KnowledgeWell or such other Person of the Intellectual Property of any other Person.

          (o) Except as listed in Schedule 2.11(o) of the KnowledgeWell Disclosure Letter, there are no contracts, licenses and agreements between KnowledgeWell and any other person with respect to the Intellectual Property of KnowledgeWell under which there is any dispute known to KnowledgeWell regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by KnowledgeWell thereunder.

          (p) Except as listed in Schedule 2.11(p) of the KnowledgeWell Disclosure Letter, to the knowledge of KnowledgeWell, no person has or is infringing or misappropriating any of the Intellectual Property of KnowledgeWell.

          (q) Except as listed in Schedule 2.11(q) of the KnowledgeWell Disclosure Letter, there have been, and are, no claims asserted against KnowledgeWell or against any customer of KnowledgeWell, related to any product or service of KnowledgeWell.

          (r) No Intellectual Property of KnowledgeWell, or product or service of KnowledgeWell is subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by KnowledgeWell, or which may affect the validity, use or enforceability of such Intellectual Property of KnowledgeWell.

          (s) KnowledgeWell has taken all steps that are reasonably required to protect KnowledgeWell's rights in KnowledgeWell's confidential information and trade secrets or any trade secrets or confidential information of third parties provided to KnowledgeWell, and, without limiting the foregoing, KnowledgeWell has and enforces a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements substantially in KnowledgeWell's standard forms and all current and former employees and contractors of KnowledgeWell have executed such an agreement.

          (t) KnowledgeWell owns exclusively and has good title to all copyrighted works that are KnowledgeWell products or which KnowledgeWell otherwise purports to own, except for those copyrighted works licensed to KnowledgeWell listed in Schedule 2.11(t) of the KnowledgeWell Disclosure Letter.

          (u) To the extent that any work, invention, or material has been developed or created by a third party for KnowledgeWell, KnowledgeWell has a written agreement with such third party with respect thereto and KnowledgeWell thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.

          (v) Notwithstanding any other provision of this Agreement, it is understood and agreed that KnowledgeWell will not be deemed to be in violation of any representation, warranty, covenant or agreement under this Agreement, including without limitation any representation, warranty, covenant or agreement relating to Intellectual Property, due to any matter that relates to the Intellectual Property licensed from CBT pursuant to the Software License Agreement dated October 22, 1997 between KW Limited and CBT, as amended.

      2.12 (a)  Agreements, Contracts and Commitments.  Except as set forth in
                -------------------------------------
Schedule 2.12(a) of the KnowledgeWell Disclosure Letter, KnowledgeWell does not have, is not a party to nor is it bound by:

                (i)   any collective bargaining agreements,

                (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

               (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

               (iv) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement with a firm or other organization,

               (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (vi)   any fidelity or surety bond or completion bond,

               (vii) any lease of personal property having a value individually in excess of US$5,000,

               (viii) any agreement of indemnification or guaranty,

               (ix) any agreement containing any covenant limiting the freedom of KnowledgeWell or its present and future affiliated entities to engage in any line of business or to compete with any person,

               (x) any agreement relating to capital expenditures and involving future payments in excess of US$20,000,

               (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of KnowledgeWell's business,

               (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

               (xiii) any purchase order or contract for the purchase of raw materials involving US$20,000 or more,

               (xiv)  any construction contracts,

               (xv) any distribution, joint marketing or development agreement,

               (xvi) any agreement pursuant to which KnowledgeWell has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

               (xvii) any other agreement that involves US$20,000 or more or is not cancelable without penalty within thirty (30) days.

          (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b) of the KnowledgeWell Disclosure Letter, KnowledgeWell has not materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, and there are no circumstances reasonably likely to give rise to any material breach, violation or default under any of the terms or conditions of any agreement, contract or commitment required to be set forth in
Schedule 2.12(a) or 2.11(b) of the KnowledgeWell Disclosure Letter (any such agreement, contract or commitment, a "Contract"). Each Contract is in full
                                      --------
force and effect and, except as otherwise disclosed in Schedule 2.12(b) of the KnowledgeWell Disclosure Letter, is not subject to any material default thereunder of which KnowledgeWell has knowledge by any party obligated to KnowledgeWell pursuant thereto.

      2.13 Interested Party Transactions.  Except as set forth in Schedule 2.13
           -----------------------------
of the KnowledgeWell Disclosure Letter, to KnowledgeWell's knowledge, no officer, director or shareholder of KnowledgeWell (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had a material economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that KnowledgeWell furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from, or sells or furnishes to, KnowledgeWell, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or 2.12(b) of the KnowledgeWell Disclosure Letter; provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13 and (y) this provision shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to KnowledgeWell than the terms and conditions that could be obtained in an arms-length relationship.

      2.14 Compliance with Laws.  To KnowledgeWell's knowledge, KnowledgeWell
           --------------------
and its officers and employees have complied in all material respects with, are not in material violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

      2.15 Litigation.  Except as set forth in Schedule 2.15 of the
           ----------
KnowledgeWell Disclosure Letter, KnowledgeWell is not engaged in nor is there any action, suit or proceeding of any nature pending or, to KnowledgeWell's knowledge threatened, against KnowledgeWell, its properties or any of its officers or directors, in their respective capacities as such or any person for whose acts or defaults KnowledgeWell is or may be vicariously liable. Except as set forth in Schedule 2.15 of the KnowledgeWell Disclosure Letter, to KnowledgeWell's knowledge, there is no investigation pending or threatened against KnowledgeWell, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.15 of the KnowledgeWell Disclosure Letter sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of KnowledgeWell to manufacture, offer or sell any of its products in the present manner or style thereof.

      2.16 Insurance.
           ---------

          (a) All material assets of KnowledgeWell of an insurable nature have at all material times been and are at November 30, 1998 insured in amounts representing their full replacement or reinstatement value against fire and other risks (including without limiting the generality of the foregoing loss of profit) normally insured against by persons carrying on the same classes of business as those carried on by KnowledgeWell and KnowledgeWell has at all material times been and is at November 30, 1998 adequately covered against accident, damage, injury, third party public liability (including products liability and defamation liability) loss of profits and other risks normally insured against by persons carrying on the same classes of business as those carried on by KnowledgeWell. All such policies are and will at Closing be in full force and effect and nothing has been done or omitted to be done which would make any policy of insurance void or voidable or which is likely to result in an increase in premium. All of such insurance policies have been disclosed to CBT and are listed in Schedule 2.16(a) of the KnowledgeWell Disclosure Letter.

          (b) With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of KnowledgeWell, there is no claim by KnowledgeWell pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and KnowledgeWell is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To KnowledgeWell's knowledge, there is no threatened termination of, or material premium increase with respect to, any of such policies.

      2.17 Minute Books.  The minute books of KnowledgeWell provided to counsel
           ------------
for CBT are the only minute books of KnowledgeWell and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of KnowledgeWell.

      2.18 Environmental Matters.
           ---------------------

          (a)  Hazardous Material.  KnowledgeWell has not:  (i) operated any
               ------------------
underground storage tanks at any property that KnowledgeWell has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act
of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly and
 ------------------
safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of KnowledgeWell, or, to KnowledgeWell's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that KnowledgeWell has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities.  KnowledgeWell has not
              ------------------------------
transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has KnowledgeWell disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials
                                                 -------------------
Activities") in violation of any rule, regulation, treaty or statute promulgated
----------
by any Governmental Entity in effect prior to or as of November 30, 1998 to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits.  KnowledgeWell currently holds all environmental
              -------
approvals, permits, licenses, clearances and consents (the "Environmental
                                                            -------------
Permits") necessary for the conduct of KnowledgeWell's Hazardous Material
-------
Activities and other businesses of KnowledgeWell as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities.  No action, proceeding, revocation
              -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to KnowledgeWell's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of KnowledgeWell. KnowledgeWell is not aware of any fact or circumstance which could involve KnowledgeWell in any environmental litigation or impose upon KnowledgeWell any environmental liability.

      2.19 Brokers' and Finders' Fees; Third Party Expenses.  KnowledgeWell has
           ------------------------------------------------
not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.20 United States Employee Matters and Benefit Plans.
           ------------------------------------------------

           (a) Definitions.  With the exception of the definition of "Affiliate"
               -----------
set forth in Section 2.20(a)(i) below (such definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "Affiliate" shall mean any other person or entity under common control with KnowledgeWell within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

               (ii)   "ERISA" shall mean the Employee Retirement Income Security
                       -----
Act of 1974, as amended;

               (iii)  "KnowledgeWell Employee Plan" shall refer to any plan,
                       ---------------------------
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by KnowledgeWell or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which KnowledgeWell or any Affiliate has or may have any material liability contingent or otherwise;

               (iv)   "Employee" shall mean any current, former, or retired
                       --------
employee, officer, or director of KnowledgeWell or any Affiliate;

               (v)    "Employee Agreement" shall refer to each management,
                       ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between KnowledgeWell or any Affiliate and any Employee or consultant;

               (vi)   "IRS" shall mean the Internal Revenue Service;
                       ---

               (vii)  "Multiemployer Plan" shall mean any "Pension Plan" (as
                       ------------------
defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

               (viii) "Pension Plan" shall refer to each KnowledgeWell Employee
                       ------------
Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

          (b)  Schedule. Schedule 2.20(b) of the KnowledgeWell Disclosure Letter
               --------
contains an accurate and complete list of each KnowledgeWell Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such KnowledgeWell Employee Plan or Employee Agreement. KnowledgeWell does not have any plan or commitment to establish any new KnowledgeWell Employee Plan or Employee Agreement, to modify any KnowledgeWell Employee Plan or Employee Agreement (except to the extent required by law or to conform any such KnowledgeWell Employee Plan or Employee Agreement to the requirements of any applicable law, or as required by this Agreement), or to enter into any KnowledgeWell Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) Documents.  KnowledgeWell has provided to CBT (i) correct and
              ---------
complete copies of all documents embodying or relating to each KnowledgeWell Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each KnowledgeWell Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each KnowledgeWell Employee Plan or related trust; (iv) if a KnowledgeWell Employee Plan is funded, the most recent annual and periodic accounting of that

KnowledgeWell Employee Plan's assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each KnowledgeWell Employee Plan; (vi) all IRS determination letters and rulings relating to KnowledgeWell Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any KnowledgeWell Employee Plan;
                          ---
(vii) all communications material to any Employee or Employees relating to any KnowledgeWell Employee Plan and any proposed KnowledgeWell Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to KnowledgeWell; and (viii) all registration statements and prospectuses prepared in connection with each KnowledgeWell Employee Plan.

          (d)  Employee Plan Compliance. Except as set forth in Schedule 2.20(d)
               ------------------------
of the KnowledgeWell Disclosure Letter, (i) KnowledgeWell has performed in all material respects all obligations required to be performed by it under each KnowledgeWell Employee Plan and each KnowledgeWell Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any KnowledgeWell Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of KnowledgeWell, threatened or anticipated (other than routine claims for benefits) against any KnowledgeWell Employee Plan or against the assets of any KnowledgeWell Employee Plan; and (iv) each KnowledgeWell Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to KnowledgeWell, CBT or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of KnowledgeWell or any affiliates, threatened by the IRS or DOL with respect to any KnowledgeWell Employee Plan; and (vi) neither KnowledgeWell nor any Affiliate is subject to any penalty or tax with respect to any KnowledgeWell Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e)  Pension Plans.  KnowledgeWell does not now, nor has it ever,
               -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f)  Multiemployer Plans.  At no time has KnowledgeWell contributed to
               -------------------
or been requested to contribute to any Multiemployer Plan.

          (g)  No Post-Employment Obligations.  Except as set forth in Schedule
               ------------------------------
2.20(g) of the KnowledgeWell Disclosure Letter, no KnowledgeWell Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and KnowledgeWell has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)  Effect of Transaction.
               ---------------------

                    (i) Except as provided in Section 1.8 of this Agreement or as set forth in Schedule 2.20(h)(i) of the KnowledgeWell Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any KnowledgeWell Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                    (ii) Except as set forth in Schedule 2.20(h)(ii) of the KnowledgeWell Disclosure Letter, no payment or benefit which will or may be made by KnowledgeWell or CBT or any of their respective Affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

          (i)  Employment Matters.  KnowledgeWell (i) is in compliance in all
               ------------------
material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j)  Labor.  No work stoppage or labor strike against KnowledgeWell is
               -----
pending or, to the knowledge of KnowledgeWell, threatened. Except as set forth in Schedule 2.20(j) of the KnowledgeWell Disclosure Letter, KnowledgeWell is not involved in or, to the knowledge of KnowledgeWell, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate have a Material Adverse Effect on KnowledgeWell. Neither KnowledgeWell nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to KnowledgeWell. Except as set forth in Schedule 2.20(j) of the KnowledgeWell Disclosure Letter, KnowledgeWell is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by KnowledgeWell.

      2.21 Ireland Employee Matters and Benefits Plans.
           -------------------------------------------

           (a) There are not in existence any service agreements with directors or employees of Knowledge Well which cannot be terminated by three months notice or less or (whether or not reduced to writing) by reasonable notice without giving rise to any claim for damages or compensation (other than the statutory redundancy payment or statutory compensation for unfair dismissals).

           (b) The information set out in the KnowledgeWell Disclosure Letter, comprises accurate disclosure of all retirement, death, superannuation and pension benefits and schemes actually or contingently agreed, or due, or accrued, or proposed in respect of all of the present and former employees of KnowledgeWell (all such schemes and benefits being hereinafter called the "Pension Schemes").

           (c) There are no gratuitous payments, pensions, or benefits payable, promised, undertaken or being paid by KnowledgeWell to any directors, consultants, employees or former directors consultants or employees of KnowledgeWell.

           (d) KnowledgeWell:

               (i) has not given any undertaking or assurance (whether legally enforceable or not) to any Relevant Employee or to any widow, child or dependant of any Relevant Employee as to the continuance, introduction, improvement or increase of any benefit of a kind described in paragraph (b) above; or

               (ii) is not paying or has not in the period since incorporation paid any benefit of the kind described in paragraph (c) above to any Relevant Employee or the widow, child or dependant of any Relevant Employee.

          (e) The Pension Schemes have been registered pursuant to the provisions of the Pensions Act, 1990, of Ireland.

          (f) The Pension Schemes are exempt approved schemes within the meaning of Sections 15 and 16 of the Finance Act, 1972, of Ireland and comply with and have at all times been administered in accordance with all applicable laws, regulations and requirements (including those of the Revenue Commissioners and of trust law) and KnowledgeWell is not aware of any reason why such exempt status should or could be withdrawn.

          (g) True copies of all of the Definitive and interim Trust Deeds, Rules, Explanatory Booklets and Announcements relating to the Pension Schemes have been delivered to CBT and copies thereof are contained in the KnowledgeWell Disclosure Letter, and KnowledgeWell has no obligation to any employee or former employee in relation to death in service, pension, superannuation or analogous benefits except as provided in the said Deeds, Rules, Booklets and Announcements.

          (h) All of the Pension Schemes are fully, properly and adequately funded with respect to existing and prospective liabilities having regard to current funding rates, assets and investment and liability assumptions of the Pension Schemes and no increase in funding rates is proposed or has been recommended in relation to any of the Pension Schemes. Schedule 2.21(h) of the KnowledgeWell Disclosure Letter contains a true copy of the latest reports and valuations of all of the Pension Schemes by the actuary or actuaries advising thereon and since the dates of such reports all recommendations contained therein have been fully implemented and no material change has occurred in the assets, valuations, liabilities or funding rates of any of the Pension Schemes or as to the assumptions according to which the same are calculated.

          (i) All benefits (other than any refund of members' contributions with interest where appropriate) payable under the Pensions Schemes on the death of any person while in employment to which the Pension Schemes relate are insured fully under a policy with an insurance company of good repute and there are no grounds on which that company might avoid liability thereunder.

          (j) Contributions to the Pension Schemes are not paid in arrears and all contributions and other amounts which have fallen due for payment have been paid and no fees, charges or expenses referable to the Pension Schemes for which KnowledgeWell is or may become liable (whether wholly or in part) have been incurred but not paid and KnowledgeWell has reimbursed any person who has paid any such fees, costs or expenses if and to the extent that KnowledgeWell is or may become liable so to do.

          (k)  KnowledgeWell:

               (i) has been admitted to participation in the Pension Schemes on the same terms as apply to all other employers participating in the Schemes;

               (ii) has observed and performed those provisions of the Pension Schemes which apply to it;

               (iii) may terminate its liability to contribute to the Pension Schemes without notice, without the consent of any person and without further payment;

               (iv) has at all material times held or been named in a contracting-out certificate referable to the Pensions Scheme.

          (l) The trustees of the Pension Scheme are not engaged in any litigation or arbitration proceedings and so far as KnowledgeWell is aware no litigation or arbitration proceedings are pending or threatened by or against the trustees of the Pension Scheme and there are no facts likely to give rise to any litigation or arbitration.

          (m) Except as set forth in the KnowledgeWell Financial Statements there are no amounts owing to any present or former directors of KnowledgeWell other than remuneration agreed due or for reimbursement of business expenses properly incurred.

          (n) Except to the extent (if any) to which provision or allowance has been made in the KnowledgeWell Financial Statements, KnowledgeWell has not made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former officer or employee which is not allowable as a deduction for the purposes of Tax.

          (o) No liability has been incurred by KnowledgeWell for breach of any contract of service for redundancy payment or for compensation for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee and no gratuitous payment has been made or promised by KnowledgeWell in connection with the termination or proposed termination of the employment of any present or former director or employee.

          (p) KnowledgeWell is not involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or organization or body of employees or any dispute arising out of or affected by or otherwise relating to the provisions of the Employment Statutes as defined in 2.21(r)(iii) below and there are no agreements or other arrangements (whether or not legally binding) between KnowledgeWell and any trade union or other body representing employees.

          (q) Except for the KnowledgeWell Option Plans, KnowledgeWell has not in existence nor is it proposing to introduce any share incentive scheme, share option scheme or profit sharing scheme for all or any part of its directors or employees.

          (r) KnowledgeWell has in relation to each of its employees (and so far as is relevant to each of its former employees);

               (i) complied in all material respects with all obligations imposed on it by any statutory provision or regulation and codes of conduct relevant to the relations between it and its employees or any recognized trade union and has maintained adequate and suitable records regarding the service of each of its employees; and

               (ii) complied in all material respects with all collective agreements for the time being having effect as regards such relations or the conditions of service of its employees;

               (iii) complied in all material respects with the following regulations of Ireland: the Redundancy Payments Acts, 1967-1991, the Minimum Notice and Terms of Employment Act, 1973 to 1991, the Organization of Working Time Act, 1997, the Anti-Discrimination (Pay) Act, 1974, the Protection of Young Persons (Employment) Act, 1976, the Unfair Dismissals Acts, 1977 to 1993, the Protection of Employment Act, 1977 to 1993, the Employment Equality Act, 1977, the European Communities (Safeguarding of Rights of Employees on Transfer of Undertakings) Regulations, 1980, the Maternity Protection of Employees Act, 1981, the Pensions Act, 1990, the

Payment of Wages Act, 1991 and the Worker Protection (Regular Part Time Employees) Act, 1991 (the "Employment Statutes").
                           -------------------

          (s) No KnowledgeWell employee in receipt of a salary at a basic rate in excess of IR(Pounds)40,000 per annum has advised KnowledgeWell formally or informally that he or she is terminating or considering terminating his or her employment with the company and to KnowledgeWell's knowledge, there are no circumstances likely to give rise to such termination. KnowledgeWell has no existing dispute with any of its employees of a material nature and to KnowledgeWell's knowledge, there are no circumstances reasonably likely to give rise to a dispute with any of its employees of a material nature.

          (t) To KnowledgeWell's knowledge, all persons in receipt of income at a basic rate in excess of IR(Pounds)40,000 per annum who have during the period since the Relevant Accounting Date habitually or normally carried out duties of a full time nature on behalf of KnowledgeWell in connection with its business and affairs are not planning to terminate employment with KnowledgeWell at or after Closing.

          (u) No change has been made since the Accounts Date by KnowledgeWell in the rate or basis of the emoluments or other terms of any contract of service, contract for services or otherwise of any directors or employees of KnowledgeWell who at any time since the said date were in receipt of emoluments at the rate of IR(Pounds)40,000 per annum or more.

          (v) True and complete particulars of the total numbers of KnowledgeWell's full time and part time employees as at the Accounts Date, their dates of commencement of employment or appointment to office, and terms and conditions of their employment including their remuneration and other benefits have been disclosed to CBT and are referred to or contained in Schedule 2.21(v) of the KnowledgeWell Disclosure Letter and there has been no material change in such numbers since the Accounts Date.

          (w) KnowledgeWell is not under any contractual or other obligation to increase the rates of remuneration of or make any bonus or incentive or other similar payment to any of its officers or employees at any future date.

          (x) KnowledgeWell has not given to any person any power or attorney or other authority (express, implied or ostensible) which is still outstanding.

          (y) KnowledgeWell has not entered into any recognition agreement with a trade union nor has it done any act which might be construed as recognition.

     2.22 Borrowed Moneys.  KnowledgeWell has not received notice (whether
          ---------------
formal or informal) from any lenders of money to it in respect of or as a preliminary to the demand by such persons for payment of any money owing by KnowledgeWell to such persons and KnowledgeWell is not aware of any circumstances likely to give rise to such notice being given to it.

     2.23 Grants, etc. Not Repayable.  Except for disposals in the ordinary
          --------------------------
course of business KnowledgeWell has not done or failed to do any act or thing which could result in all or any part of a government grant or other similar payment or allowance made or due to be made by it becoming repayable or being forfeited by it.

     2.24 Oral Contracts.  No tender, quotation or offer issued or made at any
          --------------
time by KnowledgeWell is or will become capable of giving rise to a contract by an order or acceptance by another party or parties, except in the ordinary course of business and on terms calculated to yield a gross profit margin consistent with the prudent carrying on of the business of KnowledgeWell.

     2.25 Returns Up-to-Date.
          ------------------

          (a) All returns, particulars, resolutions and other documents required to be filed or to be delivered on behalf of KnowledgeWell to the Registrar of Companies of Ireland or any other applicable jurisdiction have been correctly and properly made up and so filed or delivered within the period prescribed.

          (b) All charges in favor of KnowledgeWell have (if appropriate) been registered in accordance with the provisions of the Companies Acts, 1963 to 1990 of Ireland.

     2.26 Insolvency.
          ----------

          (a) No order has been made or petition presented or resolution passed for the winding up of KnowledgeWell to the Shareholders, there are no grounds on which any such order or petition could be made or presented to the Shareholders and no such resolution is contemplated by the members or any of them.

          (b) No distress, execution or other process has been levied on any of the assets of KnowledgeWell, nor has any of KW Limited, KW Group or the Subsidiary stopped payment or become insolvent or unable to pay its debts for the purposes of Section 214 of the Companies Act, 1963 of Ireland.

          (c) No power to appoint a receiver or administrative receiver has been exercised or has arisen in respect of the business or any of the assets of KnowledgeWell and there is no unfulfilled or unsatisfied judgment or Court order outstanding against any of KW Limited, KW Group or the Subsidiary.

     2.27 Stamp Duty and Capital Duty.
          ---------------------------

          (a) KnowledgeWell has duly complied with and has no liability under
Section 1 of the Stamp Act, 1891, of Ireland as substituted by the provisions of
Section 94 of the Finance Act, 1991, of Ireland.

          (b) All documents in existence and any others which may be existing at Closing in the enforcement of which KnowledgeWell is, was or may be or become interested have been duly stamped or adequate provision has been made therefor in the KnowledgeWell Financial Statements.

          (c) No relief or exemption has been obtained from companies capital duty or stamp duty and, without prejudice to the generality of the foregoing, no relief, exemption or reduction has been obtained from companies capital duty or stamp duty under Section 72 of the Finance Act, 1973, of Ireland or from stamp duty under Section 19 of the Finance Act, 1952, of Ireland or Statutory Instrument No. 244 of 1979, of Ireland or Statutory Instrument No. 272 of 1981, of Ireland or Section 31 of the Finance Act, 1965, of Ireland which has (a) become liable to forfeiture or (b) been obtained in respect of a transaction carried out within the period within which it may become liable to forfeiture and pending Closing no relief or exemption under any of the said enactments will be claimed and all stamp duty or capital duty which has become or pending Closing will become payable by KnowledgeWell has been or will be duly paid.

          (d) All capital duty and/or stamp duty payable by KnowledgeWell in respect of any of the transactions referred to in the following Sections of the Finance Act, 1973, of Ireland has been duly and promptly paid by KnowledgeWell so that there is no liability in respect thereof or any interest thereon:

               (i)   Section 63;

               (ii)  Section 64;

               (iii) Section 68; and

               (iv)  Section 69 and 70.

          (e) All other capital and/or stamp duty howsoever arising or payable has been paid by KnowledgeWell and there is no outstanding liability therefor or interest thereon.

          (f) KnowledgeWell has not executed an instrument in respect of which fines could be imposed pursuant to Section 5 of the Stamp Act, 1891, of Ireland as substituted by Section 97 of the Finance Act, 1991, of Ireland.

          (g) KnowledgeWell is not liable for any penalty imposed by Section 103 of the Finance Act, 1991, of Ireland.

          (h) KnowledgeWell and its employees have not done or omitted to do anything which could give rise to a liability on KnowledgeWell for a fine, penalty, interest, charge or additional duty under the Stamp Act, 1891, of Ireland as amended.

     2.28 VAT.
          ---

          (a) Each of KW Limited and KW Group is a registered and taxable person for the purposes of the VAT legislation (as hereinafter defined) and:

               (i) Neither of them has at any time been treated as a member of a group (other than that comprising KW Group and the Subsidiary alone) for such purposes and no application for either of them to be so treated has at any time been or pending Closing will be made and no act or transaction has been or pending Closing will be effected in consequence whereof either KW Limited or KW Group is or may be held liable for any Value Added Tax chargeable against some other company except, in the case of KW Group, the Subsidiary;

               (ii) Each of them has complied and pending Closing will comply in all respects with the VAT legislation;

               (iii) Each of them has given, obtained, made and maintained and pending Closing will give, obtain, make and maintain full, complete, correct and up to date invoices, records and other documents appropriate or requisite for the purposes of the VAT legislation;

               (iv) Neither of them is and will not pending Closing be in arrears with any payment or returns or notifications thereunder or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision and where payment is not yet due or receivable has provided for such payment;

               (v) neither of them has been and pending Closing neither of them will be required by the appropriate fiscal authorities to give security; and

               (vi) all supplies made and to be made pending Closing by either of them are taxable supplies and neither of them is or will pending Closing be denied credit for any input tax;

          (b)  For the purposes of this clause the "VAT legislation" means the
                                                   ---------------
Value Added Tax Act, 1972, of Ireland and all orders, rules, regulations, notices, provisions, directions or conditions made, laid down, given or imposed thereunder.

     2.29 Shelf Registration Statement Information.  The information supplied by
          ----------------------------------------
KnowledgeWell for inclusion in the registration statement contemplated by the Declaration of Registration Rights attached hereto as Exhibit B (the "Rights
                                                      ---------       ------
Declaration") does not contain, and will not contain at the effective date of
-----------
such registration statement, any untrue statement of a material fact or omit, and will not omit at the effective date of such registration statement, to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     2.30 Representations Complete.  None of the representations or warranties
          ------------------------
made by the Shareholders (as modified by the KnowledgeWell Disclosure Letter), nor any statement made in the KnowledgeWell Disclosure Letter or certificate furnished by KnowledgeWell pursuant to this

Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein, in the light of the circumstances under which they were made, not misleading.

     2.31 Proxy Statements Complete.  None of the statements made or furnished
          -------------------------
by KnowledgeWell in or in connection with documents mailed or delivered to the shareholders of CBT in connection with soliciting their approval of this Agreement (it being acknowledged that KnowledgeWell shall have the opportunity to review and comment on such documents prior to any such mailing or delivering), contains or will contain at the date of such mailing or delivery or the date of the CBT shareholder vote, any untrue statement of a material fact, or omits or will omit at the date of such mailing or delivery or the date of the CBT shareholder vote to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.


                                  ARTICLE III

         ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each Shareholder, severally and not jointly, represents and warrants to CBT as of November 30, 1998 as follows:

     3.1  Authority.  This Agreement and each agreement attached as an exhibit
          ---------
hereto (collectively, the "Related Agreements") to which such Shareholder is a
                           ------------------
party have been duly and validly executed and delivered by, or on behalf of, Shareholder and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.2  Conflicts.  Neither the execution and delivery of  each of this
          ---------
Agreement and the Related Agreements to which such Shareholder is a party nor the performance by Shareholder of his, her or its respective obligations hereunder or thereunder, violate, conflict with, or constitute a default under any agreement or commitment to which Shareholder is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Entity applicable to Shareholder that would preclude Shareholder from entering into this Agreement or the Related Agreements to which such Shareholder is a party or consummating the transactions contemplated hereby or thereby.

     3.3  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
declaration, filing or registration with, any Governmental Entity or any third party is required to be made or obtained by Shareholder in connection with the execution and delivery by Shareholder of each of this Agreement and the Related Agreements to which such Shareholder is a party or the performance by Shareholder of his, her or its obligations hereunder or thereunder or the consummation by Shareholder of the transactions contemplated herein or therein.

      3.4 Title.  Shareholder has the sole right to transfer the KnowledgeWell
          -----
Shares registered in his, her or its name to CBT. Upon delivery of KnowledgeWell Certificates representing such KnowledgeWell Shares to CBT, together with a duly executed transfer instrument, CBT will receive good title to such KnowledgeWell Shares, free and clear of all Liens.

      3.5 Taxes.  Shareholder has had an opportunity to review with his, her or
          -----
its respective tax advisors the tax consequences to Shareholder of the Share Exchange and the transactions contemplated by this Agreement. Shareholder understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations by CBT, KnowledgeWell or any of their respective agents. Shareholder understands that he, she or it (and not CBT or KnowledgeWell) shall be responsible for his, her or its own tax liability that may arise as a result of the Share Exchange or any other transactions contemplated by this Agreement or the Related Agreements.

      3.6 Sufficient Assets.  Shareholder will have sufficient assets, after
          -----------------
sale of the KnowledgeWell Shares owned by Shareholder as contemplated hereby, to satisfy all of Shareholder's obligations to his, her or its creditors, as the same become due and payable.

      3.7 Release of Liabilities.  Shareholder has procured the release of
          ----------------------
KnowledgeWell and the Subsidiary unconditionally from all liability whatsoever (actual or contingent) to the Shareholder and/or to third parties in respect of the liabilities and obligations of Shareholder, including, without prejudice to the generality of the foregoing, all guarantees given by KnowledgeWell and/or the Subsidiary to the bankers of the Shareholder.

      3.8 Investment Experience.  Shareholder has substantial experience in
          ---------------------
evaluating and investing in private placement transactions so that Shareholder is capable of evaluating the merits and risks of receiving CBT's securities in the Share Exchange. Shareholder, by reason of his, her or its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by CBT or any affiliate of CBT, directly or indirectly, has the capacity to protect its own interests in connection with the Share Exchange.

      3.9 Investment.  Shareholder is acquiring CBT's shares for investment for
          ----------
Shareholders' own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Shareholder understands that the CBT shares to be received in the Share Exchange have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from
                       --------------
the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Shareholder's representations as expressed herein. If Shareholder is not an individual, Shareholder has not been formed for the specific purpose of acquiring CBT's shares in the Share Exchange.

      3.10 Rule 144. Shareholder acknowledges that the CBT shares to be received
           --------
are characterized as "Restricted Securities" and must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including (except as limited by Rule 144(k)), among other things, the existence of a public market for the shares, the availability of certain current public information about CBT, the resale occurring at least one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

      3.11 Nature of Solicitation; Access to Data.  Shareholder has had the
           --------------------------------------
opportunity to ask questions of and receive answers from CBT or a person acting on its behalf concerning the terms and conditions of this transaction as well as to obtain any information requested by Shareholder. Shareholder has asked such questions and received such answers as were necessary to enable him or it to make an informed decision as to whether to participate in the Share Exchange. Shareholders' decision to so participate is based in part on the answers to such questions as Shareholder and its representatives have raised concerning the transaction and on his or its own evaluation of the risks and merits of CBT's business activities. Shareholder confirms that at no time was Shareholder presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general advertising in connection and concurrently with such communicated offer.

      3.12 Accredited Shareholder.  Shareholder is an "Accredited Investor" as
           ----------------------
that term is defined in Rule 501 of Regulation D, promulgated by the United States Securities and Exchange Commission under the Securities Act.

      3.13 Shelf Registration Statement Information. The information supplied by
           ----------------------------------------
Shareholder for inclusion in the registration statement contemplated by the Rights Declaration does not contain, and will not contain at the effective date of such registration statement, any untrue statement of a material fact or omit, and will not omit at the effective date of such registration statement, to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

      3.14 Representations Complete.  None of the statements furnished by
           ------------------------
Shareholder in or in connection with documents mailed or delivered to the shareholders of CBT in connection with soliciting their approval of this Agreement, contains or will contain at the Closing Date, the date of such mailing or delivery or the date of the CBT vote, any untrue statement of a material fact, or omits or will omit at the Closing Date, the date of such mailing or delivery or the date of the CBT vote to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CBT

      CBT represents and warrants to each Shareholder as of November 30, 1998 as follows:

      4.1 Organization, Standing and Power.  CBT is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of Ireland. CBT has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition, or results of operations of CBT or the ability of CBT to consummate the transactions contemplated hereby.

      4.2 Authority.  CBT has all requisite corporate power and authority to
          ---------
enter into this Agreement and the Related Agreements to which CBT is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements to which CBT is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CBT and no further action is required on the part of CBT to authorize the Share Exchange, this Agreement, the Related Agreements to which CBT is a party and the transactions contemplated hereby or thereby, except for approval by the shareholders of CBT and as expressly set forth elsewhere herein. This Agreement and each Related Agreement to which CBT is a party has been duly executed and delivered by CBT and, assuming due authorization, execution and delivery by other parties hereto, constitute the valid and binding obligations of CBT, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      4.3 No Conflict.  The execution and delivery of this Agreement and the
          -----------
Related Agreements to which CBT is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Memorandum and the Articles of Association of CBT or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CBT or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on the ability of CBT to consummate the transactions contemplated hereby and thereby.

      4.4 Consents.  No consent, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to CBT in connection with the execution and delivery of this Agreement and the Related Agreements to which CBT is a party by CBT or the consummation by CBT of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of CBT to consummate the transactions contemplated hereby and thereby.

      4.5 Capital Structure.
          -----------------

          (a) The authorized share capital of CBT is IR(Pounds)11,250,000 divided into 120,000,000 Ordinary Shares, par value IR9.375 pence per share, of which 44,355,890 shares were issued and outstanding as of October 31, 1998. No shares of preferred stock are issued or outstanding. All such shares of CBT have been duly authorized and validly issued, and all such issued and outstanding shares are fully paid and nonassessable. An aggregate of 4,049,007 Ordinary Shares are subject to outstanding, unexercised options issued to employees, directors and consultants pursuant to CBT employee benefit plans, and 3,640,537 shares remain available for future grant. There are no other options, warrants, calls, rights, commitments or agreements of any character to which CBT is a party or by which it is bound obligating CBT to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of CBT or obligating CBT to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (b) The CBT Ordinary Shares to be issued pursuant to the Share Exchange will be, at the Share Exchange, duly authorized, validly issued, fully paid, not subject to any call, preemptive or similar rights and nonassessable. Upon issuance of the Ordinary Shares issued pursuant to Article I, the right, title and interest to such Ordinary Shares will be transferred to the Shareholders, free and clear of all liens, charges, encumbrances, security interests and claims.

          (c) CBT meets all requirements for the qualification of the inclusion and quotation of ADSs on the Nasdaq National Market System ("NMS"). ADSs to be
                                                             ---
issued pursuant to the Share Exchange or in connection with the resale of Ordinary Shares issued in the Share Exchange, as the case may be, will be included and quoted in the NMS.

      4.6 SEC Documents; CBT Financial Statements.  CBT has made available to
          ---------------------------------------
each Shareholder true and complete copies of CBT's annual report on Form 10-K for the fiscal year ended December 31, 1997 and quarterly reports on Form 10-Q for each of the three fiscal quarters in the period ended September 30, 1998, which CBT filed under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the
              ------------
"SEC") and of its registration statement on Form S-4 (Registration Statement No.
 ---
333-51159), which CBT filed under the Securities Act with the SEC (collectively, the "SEC Documents"). As of their respective dates, the SEC Documents complied
     -------------
in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of CBT, including the notes thereto, included in the SEC Documents (the "CBT
                                                                         ---
Financial Statements") comply as to form in all material respects with
--------------------
applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States consistently applied and fairly present in all material respects the consolidated financial position of CBT at the dates thereof and of its operations and cash flows for the periods then ended. Except as set forth in Schedule 4.6, since September 30, 1998, there have not been any changes in the assets, liabilities, financial condition, business or operations of CBT from that reflected in the SEC

Documents except changes which have not been, either individually or in the aggregate, materially adverse to CBT. Except as set forth in Schedule 4.6, since September 30, 1998, there has not been, occurred or arisen any event or condition which has had a material adverse effect on the business, assets (including intangible assets), financial conditions or results of operations of CBT and subsidiaries, taken as a whole. Since September 30, 1998, CBT has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the U.S. federal securities laws and the rules and regulations of the SEC (collectively, "Securities Laws"), each of which complied as to form, at
                        ---------------
the time such form, document or report was filed, in all material respects with the applicable requirements of all Securities Laws, except for such failures to file or to comply with Securities Laws as are not, individually or in the aggregate, materially adverse to CBT and its subsidiaries, taken as a whole. None of the statements made by CBT in or in connection with documents mailed or delivered to the shareholders of CBT in connection with soliciting their approval of this Agreement contains or will contain at the Closing Date or the date of the CBT shareholder vote, any untrue statement of a material fact, or omits or will omit at the Closing Date or the date of the CBT shareholder vote to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

      4.7 Broker's and Finder's Fees.  Except for Lehman Brothers Inc., no
          --------------------------
broker, finder or investment banker is entitled to any brokers', finders' or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CBT.


                                   ARTICLE V

                       CONDUCT PRIOR TO THE CLOSING DATE

      5.1 Conduct of Business of KnowledgeWell.  During the period from November
          ------------------------------------
30, 1998 and continuing until the earlier of (i) the termination of this Agreement and (ii) the Closing Date, the Shareholders, as shareholders, and Martin Scully, as a director, shall procure that KnowledgeWell shall (except to the extent that CBT shall otherwise consent in writing) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, pay its debts and Taxes when due, pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing business at the Closing Date. KnowledgeWell shall promptly notify CBT of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving KnowledgeWell or its business. Such representatives and advisors as CBT requests may be designated to work with KnowledgeWell with regard to the management and operations of KnowledgeWell. Subject to such representatives and advisors being reasonably available, KnowledgeWell will consult with such representatives and advisors with respect to any action that may materially affect the business of

KnowledgeWell. KnowledgeWell will furnish to such representatives and advisors such information as they may reasonably request for this purpose. Except as expressly contemplated by this Agreement or disclosed in Schedule 5.1, the Shareholders, as shareholders, and Mr. Scully, as a director, shall procure that KnowledgeWell shall not (and KW Group shall cause the Subsidiary to not), without the prior written consent of CBT (which consent shall not be unreasonably withheld):

          (a) Enter into any commitment or transaction not in the ordinary course of business.

          (b) Transfer to any person or entity any rights to KnowledgeWell Intellectual Property Rights (other than pursuant to end-user licenses in the ordinary course of business);

          (c) Enter into or amend any material agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of KnowledgeWell;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the KnowledgeWell Disclosure Letter;

          (e) Commence any litigation;

          (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its share capital, or split, combine or reclassify any of its share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of share capital of KnowledgeWell, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its share capital (or options, warrants or other rights exercisable therefor);

          (g) Except for the issuance of shares upon exercise or conversion of presently outstanding KnowledgeWell Options or KW Preferred, create, issue, grant, deliver or sell or authorize or propose the creation, issuance, grant, delivery or sale of, or purchase or propose the purchase of, any of its share capital or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (h) Cause or permit any amendments to its Memorandum or Articles of Association or Bylaws (as the case may be) or pass any resolution by its members;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets;

          (j) Sell, lease, license or otherwise dispose of any of its properties or assets, other than in the ordinary course of business;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of KnowledgeWell or guarantee any debt securities of others, or create, extend, grant or issue any loan, mortgage, charge, debenture, guarantee, warranty or other form of security or agree to do so;

          (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee, except payments made pursuant to standard written agreements outstanding on November 30, 1998;

          (m) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (o) Pay, discharge or satisfy, in an amount in excess of US$10,000 (in any one case) or US$50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the KnowledgeWell Financial Statements (or the notes thereto) or liabilities, claims or obligations arising in the ordinary course of business after October 31, 1998 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated and permitted hereby;

          (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (q) Incur any capital commitment in excess of US$25,000, or acquire any assets on lease, purchase, credit sale or deferred terms;

          (r) Co-opt any person to its board of directors;

          (s) Enter into any strategic alliance, development or joint marketing agreement except in the ordinary course of business; or

          (t) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (s) above, or any other action that would prevent KnowledgeWell from performing or cause KnowledgeWell not to perform its covenants hereunder.

      5.2 No Solicitation. Until the earlier of (i) the Closing Date and (ii)
          ---------------
the date of termination of this Agreement pursuant to the provisions of Section
9.1 hereof, KnowledgeWell will not (nor will KnowledgeWell permit any of KnowledgeWell's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than CBT and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of KnowledgeWell or any of its subsidiaries (whether by way of share exchange, purchase of share capital, purchase of assets or otherwise) or any material portion of its or their share capital or assets, (b) provide information with respect to it or any of its subsidiaries to any person, other than CBT, relating to the possible acquisition of KnowledgeWell (whether by way of share exchange, purchase of share capital, purchase of assets or otherwise) or any material portion of its or their share capital or assets, (c) enter into an agreement with any person, other than CBT, providing for the acquisition of KnowledgeWell (whether by way of share exchange, purchase of share capital, purchase of assets or otherwise) or any material portion of its share capital or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of KnowledgeWell or any of its subsidiaries (whether by way of share exchange, purchase of share capital, purchase of assets or otherwise) or any material portion of its or their share capital or assets by any person, other than by CBT. In addition to the foregoing, if KnowledgeWell receives prior to the Closing Date or the termination of this Agreement any offer or proposal relating to any of the above, KnowledgeWell shall promptly notify CBT thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as CBT may reasonably request.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

      6.1 Proxy Statement; Shareholder Meetings.  As promptly as practicable
          -------------------------------------
after the execution of this Agreement, CBT shall prepare, and KnowledgeWell shall assist in preparing, a Proxy Statement (the "Proxy Statement") relating to
                                                   ---------------
the solicitation of the approval of the shareholders of CBT of this Agreement. CBT shall file with the SEC the Proxy Statement as soon as is reasonably practicable following preparation thereof. KnowledgeWell shall provide to CBT and its counsel for inclusion in the Proxy Statement, in form and substance reasonably satisfactory to CBT and its counsel, such information concerning KnowledgeWell, its operations, capitalization, technology, share ownership and other material as CBT or its counsel may reasonably request. Each of CBT and KnowledgeWell shall use its reasonable efforts to respond to any comments of the SEC, to have the Proxy Statement approved by the SEC as promptly as practicable after such filing and to cause the Proxy Statement to be mailed to CBT's shareholders at the earliest practicable time. Each party will notify the other parties hereto promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to the Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement, CBT or KnowledgeWell, as the case may be, shall promptly inform the other company of such occurrence and cooperate in filing with the SEC or its staff.

      6.2 Access to Information.  Subject to any applicable contractual
          ---------------------
confidentiality obligations (which each party shall use its reasonable best efforts to cause to be waived) each party shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request, including without limitation all information required by CBT's accountants to perform an audit in accordance with United States Generally Accepted Accounting Principles ("GAAP") of the financial statements of
                                 ----
KnowledgeWell for the year ended October 31, 1997. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Share Exchange.

      6.3 Expenses.  Whether or not the Share Exchange is consummated, all fees
          --------
and expenses incurred in connection with the Share Exchange including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred in
                                     --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby (i) by CBT and the Independent Committee of the Board of Directors of CBT shall be the obligation of CBT and (ii) by KnowledgeWell and the Shareholders shall be the joint and several obligation of the Shareholders, provided that if the necessary approvals under Section 60 of the Ireland Companies Act 1963 have been obtained, such Third Party Expenses shall be the obligation of Knowledge Well.

      6.4 Public Disclosure.  Upon execution and delivery of this Agreement by
          -----------------
the parties hereto, CBT and KnowledgeWell shall release a jointly prepared announcement describing the Share Exchange.

      6.5 Consents.  KnowledgeWell shall use its reasonable efforts to obtain
          --------
the consents, waivers and approvals under any of the Contracts as may be required in connection with the Share Exchange (all of such consents, waivers and approvals are set forth in KnowledgeWell Disclosure Letter) so as to preserve all rights of, and benefits to KnowledgeWell thereunder.

      6.6 FIRPTA Compliance. On the Closing Date, KnowledgeWell shall deliver to
          -----------------
CBT a properly executed statement in a form reasonably acceptable to CBT for purposes of satisfying CBT's obligations under Treasury Regulation Section 1.1445-2(c)(3).

      6.7 Reasonable Efforts.  Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that CBT shall not be required to agree to any divestiture by CBT or KnowledgeWell or any of CBT's subsidiaries or affiliates of share capital or of any business, assets or property of CBT or its subsidiaries or affiliates or KnowledgeWell or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and share capital.

      6.8 Notification of Certain Matters.  The Shareholders shall give prompt
          -------------------------------
notice to CBT, and CBT shall give prompt notice to the Shareholders, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Shareholder and CBT, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date except as contemplated by this Agreement (including KnowledgeWell Disclosure Letter) and (ii) any failure of the Shareholders, KnowledgeWell or CBT, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

      6.9 Affiliate Agreements.
          --------------------

               (a) Prior to the Exchange Date, each Shareholder shall cause to be delivered to CBT a certificate of an officer of KnowledgeWell on behalf of KnowledgeWell identifying all persons who are "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of KnowledgeWell (collectively, the "KnowledgeWell Affiliates").
                    ------------------------

               (b) Prior to the Exchange Date, KnowledgeWell shall cause each KnowledgeWell Affiliate to execute and deliver a written agreement in the form attached as Exhibit C (the "Affiliate Agreement"), that he will not sell, offer
            ---------
to sell, or otherwise dispose of any of the Ordinary Shares or ADSs, as the case may be, issued to him pursuant to the Share Exchange, except in compliance with Rule 145 or another exemption for the registration requirements of the Securities Act. CBT shall be entitled to place appropriate legends on the certificates evidencing any Ordinary Shares or ADSs, as the case may be, or other CBT securities to be received by KnowledgeWell Affiliates, and to issue appropriate stop transfer instructions to the transfer agent for CBT Ordinary Shares and, if applicable, the Depositary consistent with the terms of such Affiliate Agreement.

      6.10 Additional Documents and Further Assurances.  Each party hereto, at
           -------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      6.11  NMS Listing. CBT shall authorize for listing on the NMS the ADRs
            -----------
with respect to the securities issued in connection with the Share Exchange, upon official notice of issuance.

      6.12  Form S-8. CBT shall file a registration statement on Form S-8 for
            --------
the CBT Ordinary Shares issuable with respect to assumed KnowledgeWell Options no later than fifteen business days after the Closing Date.

      6.13  Repurchase of "C" Ordinary Shares. William G. McCabe hereby
            ---------------------------------
covenants and agrees that on or prior to the Closing Date he will acquire all of the "C" Ordinary Shares of IR25p each in the capital of KW Limited in issue from the holder thereof. Mr. McCabe hereby further covenants and agrees that following such acquisition, and in any event not later than the Closing Date, he will exercise the options held by him pursuant to the Option Agreements dated August 31, 1998 in respect of shares in each of KW Limited and KW Group and that in the event of his failing to exercise such options as aforesaid, such options shall forthwith lapse and shall be of no further force and effect. Any shares issued to Mr. McCabe pursuant to the exercise of the foregoing options shall be deemed to be "KnowledgeWell Shares" for purposes of this Agreement.

      6.14  Tax-Free Reorganization. The parties hereto shall not take any
            -----------------------
action either prior to or after the Closing that could reasonably be expected to cause the Share Exchange to fail to qualify as a "reorganization" under Section 368(a) of the Code.

      6.15  Resale Registration Statement.  CBT shall file, within thirty (30)
            -----------------------------
days following the Closing Date, a registration statement on Form S-3 with the SEC covering the resale of the Ordinary Shares and the ADSs representing such Ordinary Shares received by the Shareholders hereunder. CBT shall use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as promptly as reasonably practicable. Any such registration shall be subject to the terms and conditions set forth in the Rights Declaration. CBT covenants that with respect to information contained in the registration statement and supplied by CBT in connection therewith, such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Shareholder covenants that with respect to information contained in the registration statement and supplied in writing by such Shareholder in connection therewith, such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      6.16  Restricted ADR Facility. CBT shall use its reasonable best efforts
            -----------------------
to arrange a Restricted ADR Facility at the Bank of New York with respect to the Ordinary Shares to be issued to the Shareholders hereunder, such that at the Closing the Shareholders will receive Restricted ADSs (each representing one restricted Ordinary Share) in lieu of restricted Ordinary Shares.

                                  ARTICLE VII

                       CONDITIONS TO THE SHARE EXCHANGE

      7.1 Conditions to Obligations of Each Party to Effect the Share Exchange.
          --------------------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Share Exchange shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Shareholder Approval.  The Share Purchase Agreement, the Share
              --------------------
Exchange and the issuance of CBT Ordinary Shares (or ADSs representing such Ordinary Shares) pursuant to the Share Exchange shall have been approved by the shareholders of CBT (who are not also Shareholders) by the requisite vote under applicable law and CBT's Articles of Association.

          (b) No Injunctions or Restraints; Illegality; HSR Act.  (i) No
              -------------------------------------------------
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Share Exchange shall be in effect; (ii) all waiting periods under the HSR Act shall have expired or terminated early; and (iii) either (A) the Irish Minister for Enterprise and Employment (the "Minister") shall have informed CBT in writing that he has
                 --------
decided not to make an order under Section 9 of the Mergers, Take-Overs and Monopolies (Control) Act, 1978, as amended (the "Mergers Act"), in relation to
                                                 -----------
the sale and purchase of the Knowledge Well Shares hereunder, (B) the Minister shall have made a conditional order in relation to such sale and purchase on terms acceptable to CBT and the Shareholders, (C) the relevant period under
Section 6 of the Mergers Act shall have expired without the Minister having so informed CBT or having made any order, or (D) the Minister shall have confirmed that the Mergers Act does not apply.

      7.2 Additional Conditions to Obligations of Shareholders.  The obligations
          ----------------------------------------------------
of Shareholders to consummate the Share Exchange and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of CBT contained in this Agreement shall have been true and correct in all material respects as of November 30, 1998. In addition, the representations and warranties of CBT contained in Section 4.5(a) of this Agreement shall be true and correct in all material respects on and as of the Closing Date, and the Shareholders shall have received a certificate to such effect signed by a vice president of CBT.

          (b) Agreements and Covenants.  CBT shall have performed or complied
              ------------------------
(which performance or compliance shall be subject to CBT's ability to cure as provided in Section 9.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Shareholders shall have received a certificate to such effect signed by a vice president of CBT.

          (c) Nasdaq Listing.  The CBT ADSs issuable to the Shareholders
              --------------
pursuant to this Agreement or upon resale of Ordinary Shares issuable to the Shareholders shall have been authorized for listing on the NMS upon official notice of issuance.

          (d) Restricted ADR Facility.  The Restricted ADR Facility shall have
              -----------------------
been arranged such that the Shareholders are able to receive Restricted ADRs in lieu of restricted Ordinary Shares.

      7.3 Additional Conditions to the Obligations of CBT.  The obligations of
          -----------------------------------------------
CBT to consummate the Share Exchange and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by CBT:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of the Shareholders contained in this Agreement shall have been true and correct in all material respects as of November 30, 1998. In addition, the representations and warranties of the Shareholders contained in Sections 2.2 and
3.4 of this Agreement shall be true and correct in all material respects on and as of the Closing Date. CBT shall have received a certificate with respect to the foregoing signed by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders.

          (b) Agreements and Covenants.  KnowledgeWell and the Shareholders
              ------------------------
shall have performed or complied (which performance or compliance shall be subject to KnowledgeWell's or the Shareholders' ability to cure as provided in
Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or them, as the case may be, on or prior to the Closing Date, and CBT shall have received a certificate to such effect signed by the Chief Executive Officer of KnowledgeWell (to the extent applicable to KnowledgeWell) and by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders (to the extent applicable to the Shareholders).

          (c) Legal Opinion.  CBT shall have received a legal opinion on Irish
              -------------
law matters from Mason, Hayes & Curran, Irish legal counsel to KnowledgeWell, in form and substance reasonably satisfactory to CBT.

          (d) Affiliate Agreements.  Each of the KnowledgeWell Affiliates shall
              --------------------
have delivered an executed Affiliate Agreement which shall be in full force and effect.

          (e) Employment and Noncompetition Agreements.  Each of William G.
              ----------------------------------------
McCabe, Gregory M. Priest, Jeffrey Newton, William Beamish, William Lewis and John M. Grillos shall have executed and delivered to CBT an Employment and Noncompetition Agreement in form and substance reasonably satisfactory to CBT and consistent with all applicable laws, and all such Employment and Noncompetition Agreements shall be in full force and effect.

          (f) Audited Financial Statements.  CBT's independent accountants shall
              ----------------------------
have completed an audit of the financial statements of KnowledgeWell. Such audited financial statements shall have been prepared in accordance with GAAP and shall confirm that the

KnowledgeWell Financial Statements present fairly, in all material respects, the financial position of KnowledgeWell as of the dates and during the periods indicated therein. Such audited financial statements shall, in the view of CBT's independent accountants, satisfy the requirements of Regulation S-X and shall be sufficient for the requirements of the SEC with respect to CBT's reporting obligations under the U.S. federal securities laws.

          (g) Preference Shares; "C" Ordinary Shares.  Immediately prior to the
              --------------------------------------
Closing, each Shareholder shall have voluntarily converted all of his, her or its shares of KW Preferred into Ordinary Shares of US$0.01 each of KW Group on a one-for-one basis, no KW Preferred shall be in issue or outstanding, and no "C" Ordinary Shares of KW Limited shall be in issue or outstanding. Any Ordinary Shares issued pursuant to the conversion of the KW Preferred shall be deemed to be "KnowledgeWell Shares" for purposes of this Agreement.

          (h) William G. McCabe, Gregory M. Priest, Peregrine Company Managers Limited, William Beamish, John Grillos and Patricia Grillos, ITech Partners L.P., Finite Properties Limited and Molyneux Secretarial Services Limited shall have executed a Lock-Up Agreement in the form attached hereto as Exhibit D.
                                                                 ---------

      7.4 No Additional Conditions.  Except for the conditions set forth in
          ------------------------
Sections 7.1, 7.2 and 7.3 of this Agreement, no other statement, term or provision of this Agreement shall constitute a condition to the obligations of the parties to consummate the Share Exchange.


                                  ARTICLE VII

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW; INDEMNITY

      8.1 Survival of Representations, Warranties and Covenants.  All
          -----------------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement and all covenants to be performed prior to the Closing Date shall not in any respect be extinguished or affected by the Closing shall survive the Share Exchange for a period ending at 5:00 p.m., California time, on the date two (2) years from the Closing Date, provided that representations and warranties related to Tax shall survive the Share Exchange for a period ending at 5:00 p.m., California time, on the date six (6) years from the Closing Date.

      8.2 Agreement to Indemnify.
          ----------------------

          (a) Each Shareholder agrees, jointly and severally, to indemnify and hold CBT and its affiliates, officers, directors, employees and shareholders (collectively, the "CBT Indemnitees") harmless against any losses, claims,
                    ---------------
damages, costs, expenses or other liabilities (including reasonable attorneys' fees and expenses) (collectively, "Damages") resulting from (i) any breach of or
                                   -------
inaccuracy in any representations and warranties of the Shareholders set forth in Article II of this Agreement or in any certificate delivered by the Shareholders or KnowledgeWell pursuant to this Agreement, or (ii) any breach or default by KnowledgeWell or the Shareholders of any covenant, obligation or other agreement of KnowledgeWell or the Shareholders set forth in this Agreement (each, a "CBT Indemnifiable Claim," which term shall include a claim made
          -----------------------
pursuant to the following sentence). In addition, each Shareholder agrees, severally and not jointly, to indemnify and hold the CBT Indemnitees harmless against any Damages resulting from any breach of or inaccuracy in any representations and warranties of such Shareholder set forth in Article III of this Agreement.

          (b) Subject to Section 8.4, the liability of the Shareholders under this indemnity (other than in respect of Damages resulting from any breach of or inaccuracy in any representations or warranties of the Shareholders relating to
Tax) shall expire at 5:00 p.m., California time, on the second anniversary of the Closing Date (the "Two-Year Indemnity Termination Date"), and the liability
                       -----------------------------------
of the Shareholders under this indemnity in respect of Damages resulting from any breach of or inaccuracy in any representations or warranties of the Shareholders relating to Tax shall expire at 5:00 p.m., California time, on the sixth anniversary of the Closing Date (the "Six-Year Indemnity Termination Date"
                                            -----------------------------------
and, collectively with the Two-Year Indemnity Termination Date, the "Indemnity
                                                                     ---------
Termination Dates").
-----------------

      8.3 Escrow Arrangements; Limits of Liability.
          ----------------------------------------

          (a) In no event shall (i) any Shareholder be liable to CBT, any other CBT Indemnitees or anyone claiming through either of them under this Article VIII or any other theory of liability for Damages or other amounts in connection with the transactions contemplated by this Agreement or any of the Related Agreements in excess of the lesser of (A) such Shareholder's pro rata share (assuming exercise of all of such Shareholder's Knowledge Well Options assumed by CBT regardless of whether such options are vested or unvested) of the Acquisition Price and (B) such Shareholder's pro rata share (assuming exercise of all of such Shareholder's Knowledge Well Options assumed by CBT regardless of whether such options are vested or unvested) of the aggregate amount of such Damages or other amounts or (ii) any CBT Indemnitee be reimbursed for any Damages under this Article VIII or any other theory of liability in connection with the transactions contemplated by this Agreement or any of the Related Agreements until the aggregate of all Damages exceeds US$500,000 (after which all Damages, including such US$500,000, shall become payable in accordance with the provisions of this Article VIII). As partial security for the obligations of each Shareholder pursuant to this Article VIII, the Escrow Amount shall be deposited with an escrow agent and shall be controlled pursuant to the terms of the escrow agreement (the "Escrow Agreement") in substantially the form
                           ----------------
attached hereto as Exhibit E.
                   ---------

          (b) For purposes of determining the amount of any Damages incurred by the CBT Indemnitees, the amount of any Damages shall be reduced to the extent of
(i) any net tax benefit actually realized by the CBT Indemnitees arising from the incurrence or payment by the CBT Indemnitees of the indemnifiable loss to which such Damages relate and after giving full effect to the actual tax effect of receipt of the indemnification payments to the CBT Indemnitees, if any, and
(ii) any amounts previously received by the CBT Indemnitees pursuant to this
Article VIII for losses resulting from the same facts or events.

          (c) Nothing in this Agreement shall in any way diminish any obligation on the part of CBT under applicable law to attempt to mitigate its loss. If the amount of any Damages, at any time subsequent to the making of a payment hereunder in respect thereof, is reduced (i) by recovery, settlement or otherwise under or pursuant to any insurance coverage or (ii) pursuant to any claim, recovery, settlement or otherwise against or with any person or entity that is not an affiliate of a CBT Indemnitee, the amount of such reduction, in each case less any costs or expenses of recovery (including attorney's fees and expenses), will be repaid by the CBT Indemnitees to (A) the Escrow Agent to be controlled pursuant to the terms of the Escrow Agreement if such repayment is made prior to the Two-Year Indemnity Termination Date or (B) the Shareholders if such repayment is made after the Two-Year Indemnity Termination Date.

          (d) CBT confirms to the Shareholders that, as of November 30, 1998, it had not formulated nor is it in the process of formulating any claim under this Agreement. The information supplied by Knowledge Well or its professional advisers to the Shareholders or their agents, representatives or advisors in connection with the representations and warranties and indemnities in this Agreement and the contents of the Knowledge Well Disclosure Letter or otherwise in relation to the business or affairs of Knowledge Well shall not be deemed a representation, warranty or guarantee of its accuracy by Knowledge Well to the Shareholders, and the Shareholders hereby irrevocably waive any claim against Knowledge Well (and its employees and agents) which any of them might otherwise have in respect of it.

      8.4 Survival of Indemnity; Indemnification Procedures; Time Limits.
          --------------------------------------------------------------

          (a) The indemnification obligations of each Shareholder pursuant to
Section 8.2 for amounts up to the Escrow Amount shall apply only to those claims for indemnification as to which CBT has given written notice thereof pursuant to the terms of the Escrow Agreement on or prior to the relevant Indemnity Termination Date; provided that the foregoing shall not limit the liability of such Shareholder for Damages incurred by CBT Indemnitees after the relevant Indemnity Termination Date that result from a CBT Indemnifiable Claim if CBT Indemnitees have given written notice of such CBT Indemnifiable Claim prior to the relevant Indemnity Termination Date. CBT and each Shareholder agree that the indemnification procedures set forth in the Escrow Agreement shall apply to all claims for Damages up to the Escrow Amount resulting from a CBT Indemnifiable Claim. Notwithstanding the foregoing, any claim for Damages in respect of any breach of or inaccuracy in any representation or warranties of the Shareholders relating to Tax made after the Two-Year Indemnity Termination Date shall be administered in accordance with paragraph (c) of this Section 8.4 regardless of whether the amount is less than or exceeds the Escrow Amount.

          (b) The indemnification obligations of each Shareholder pursuant to
Section 8.2 for amounts in excess of the Escrow Amount shall apply only to those claims for indemnification as to which CBT has given written notice thereof pursuant to the terms of paragraph (c) of this Section 8.4 on or prior to the relevant Indemnity Termination Date; provided that the foregoing shall not limit the liability of such Shareholder for Damages incurred by CBT Indemnitees after the relevant Indemnity Termination Date that result from a CBT Indemnifiable Claim if CBT Indemnitees have given written notice of such CBT Indemnifiable Claim prior to the relevant Indemnity Termination Date. CBT and each Shareholder agree that the indemnification procedures set forth in paragraph (c) of this Section 8.4 shall apply to all claims for Damages in excess of the Escrow Amount resulting from a CBT Indemnifiable Claim.

          (c) If any CBT Indemnitee shall incur Damages that exceed the Escrow Amount, there shall be delivered to each Shareholder a certificate signed in good faith on behalf of CBT by an officer of CBT or by a member of the Special Committee (an "Officer's Certificate") stating that a CBT Indemnitee has paid,
               ---------------------
properly accrued, or reasonably anticipates that it will have to pay or accrue Damages in an amount specified in such Officer's Certificate, with the basis for such claim set forth in reasonable detail. Each Officer's Certificate shall be delivered to each Shareholder in the manner specified in Section 10.1 hereof.
In the event CBT becomes aware of a third-party claim which CBT believes may result in a demand which exceeds the Escrow Amount, CBT shall, as soon as reasonably practicable, notify each Shareholder of such claim, and each Shareholder shall be entitled, at their individual expense, to participate in any defense of such claim. Delay in providing such notice shall not eliminate such claim except to the extent that the Shareholders are prejudiced thereby. CBT shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of a given Shareholder, no settlement of any such claim with third-party claimants shall be determinative of the validity and quantum of any claim against such Shareholder. In the event that a given Shareholder has consented to any such settlement, such Shareholder shall have no power or authority to object to the amount of any claim by CBT against such Shareholder with respect to such settlement.

      8.5 Representative; Power of Attorney.
          ---------------------------------

          (a) Each Shareholder hereby appoints Gethin Taylor of Peregrine Company Managers Limited as agent and attorney-in-fact (the "Representative")
                                                             --------------
for such Shareholder to give and receive notices and communications, to authorize delivery to CBT of ADSs or Ordinary Shares, as the case may be, from the Escrow Amount in satisfaction of claims by CBT, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, such claims, to perform such other obligations and make such other decisions as are set forth in the Escrow Agreement, and to take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to CBT; provided that the Representative may not be removed unless holders of a two-thirds interest of the Escrow Amount agree to such removal and to the identity of the substituted agent. The Representative may resign upon not less than thirty (30) days prior written notice to CBT and to all holders of an interest in the Escrow Amount. Any vacancy in the position of the Representative may be filled by approval of the holders of a majority in interest of the Escrow Amount. No bond shall be required of the Representative, and the Representative shall not receive compensation for his or her services. Notices or communications to or from the Representative shall constitute notice to or from each of the Shareholders.

          (b) The Representative shall not be liable for any act done or omitted hereunder as Representative while acting in good faith and without recklessness. The Shareholders shall severally indemnify the Representative and hold the Representative harmless against any loss, liability or expense incurred without recklessness or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of the Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Representative.

          (c) A decision, act, consent or instruction of the Representative shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and CBT may rely upon any such decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each Shareholder. The Escrow Agent and CBT are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Representative.


                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

      9.1 Termination.  Except as provided in Section 9.2 below, this Agreement
          -----------
may be terminated and the Share Exchange abandoned at any time prior to the Closing Date:

          (a) by mutual consent of the Shareholders or their attorneys and CBT;

          (b) by CBT or by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders, if: (i) the Closing Date has not occurred by June 30, 1999 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in the United States or a court in Ireland in effect preventing consummation of the Share Exchange; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange by any Governmental Entity that would make consummation of the Share Exchange illegal;

          (c) by CBT if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Share Exchange, by any Governmental Entity, which would: (i) prohibit CBT's or KnowledgeWell's ownership or operation of any material portion of the business of KnowledgeWell or (ii) compel CBT or KnowledgeWell to dispose of or hold separate, as a result of the Share Exchange, any material portion of the business or assets of KnowledgeWell or CBT;

          (d) by CBT if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this

Agreement on the part of KnowledgeWell or any Shareholder and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by KnowledgeWell or such Shareholder within thirty (30) days through the exercise of its reasonable best efforts, then for so long as KnowledgeWell or such Shareholder continues to exercise such reasonable best efforts CBT may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders, if KnowledgeWell and the Shareholders are not in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of CBT and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by CBT within thirty (30) days through the exercise of its reasonable best efforts, then for so long as CBT continues to exercise such reasonable best efforts Messrs. McCabe and/or Priest, as the representatives on behalf of the Shareholders, may not terminate this Agreement under this Section 9.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

      Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Independent Committee of the Board of Directors of CBT on behalf of CBT or by William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders, as the case may be.

      9.2 Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of CBT, KnowledgeWell or the Shareholders, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that the provisions of Sections 6.3 and
Article X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

      9.3 Amendment.  Except as is otherwise required by applicable law after
          ---------
the shareholders of CBT approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      9.4 Extension; Waiver. At any time prior to the Closing Date, CBT, on the
          -----------------
one hand, and KnowledgeWell and William G. McCabe and/or Gregory M. Priest, as the representatives on behalf of the Shareholders, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of CBT by a member of the Independent Committee of the Board of Directors, on behalf of KnowledgeWell by an officer or director of KW Limited or KW Group, and on behalf of the Shareholders by William G. McCabe and/or Gregory
M. Priest, as the representatives on behalf of the Shareholders.


                                   ARTICLE X

                              GENERAL PROVISIONS

     10.1  Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a) if to CBT, to:

               CBT Group PLC
               Belfield Office Park, Clonskeagh
               Dublin 4
               Ireland
               Attention: Jack Hayes / Company Secretary
               Telephone No.:  011-353-1-283-0077
               Facsimile No.: 011-353-1-208-1296

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304
               Attention: Steven V. Bernard
               Telephone No.:  (650) 493-9300
               Facsimile No.:  (650) 493-6811

          (b)  if to KnowledgeWell, to:

               KnowledgeWell, Inc.
               1701 Directors Blvd., Suite 920
               Austin, Texas 78735
               Attention: Chief Executive Officer
               Telephone No.:  (512) 462-9223
               Facsimile No.:  (512) 373-7557

          (c)  if to the Representative:

               Peregrine Corporate Services Limited
               Burleigh Manor
               Peel Road
               Douglas Isle of Man
               Attention: Gethin Taylor
               Telephone No.:  (441-624) 626-586
               Facsimile No.:  (441-624) 673-827

          (d) if to a Shareholder, at such Shareholder's address as is specified on Exhibit A to this Agreement.

     10.2 Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. As used in this Agreement, the phrase "to the best of [a party's] knowledge," "to [a party's] knowledge," "[a party] is not aware," and similar phrases shall mean the actual knowledge of such party, or of the officers and directors of such party, after careful consideration of the matters set forth in the representation that is so qualified and after performing or causing to be performed a reasonably diligent review of all files, documents, agreements and other materials in such person's possession or subject to his or her control. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.3 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.4 Entire Agreement; Successors; Assignment.  This Agreement, the
          ----------------------------------------
schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided. Notwithstanding the foregoing, this Agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of the Shareholders.

     10.5 Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforce able, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.6 Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding any provision of this Agreement to the contrary, the parties expressly agree that reasonable attorney's fees may be recoverable in connection with any action to enforce contractual rights under
Section 6.15 of this Agreement.

     10.7 Governing Law; Jurisdiction.  This Agreement shall be governed by and
          ---------------------------
construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto hereby consents to the jurisdiction and venue of any state or U.S. federal court in California with respect to matters arising out of or related to this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     10.8 Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.9 Specific Performance.  The parties hereto agree that irreparable
          --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.10 Share Legends.  All certificates representing any of the CBT Ordinary
           -------------
Shares or ADRs to be issued pursuant to this Agreement shall have endorsed thereon a restrictive legend substantially as follows:

           (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

           (b) Any legend required to be placed thereon by applicable blue sky laws of any state or under the laws of Ireland.

     10.11 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH
           -----------------------------------
ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                 (Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, CBT, KW Limited, KW Group, the Representative (as to matters set forth in Section 8.5 only), the Shareholders, the Escrow Agent and Martin Scully (as to matters set forth in Section 5.1 only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.



CBT GROUP PLC                           KNOWLEDGE WELL LIMITED



By /s/ John P. Hayes                   By
   ________________________________      ________________________________
Name:  John P. Hayes                    Name:
Title: Director                         Title:



KNOWLEDGE WELL GROUP LIMITED            ESCROW AGENT



By________________________________      By________________________________
Name:                                   Name:
Title:                                  Title:



SHAREHOLDER                             REPRESENTATIVE



By________________________________      By________________________________
Name:                                   Name:
Title:


MARTIN SCULLY



__________________________________
Martin Scully



                         ***SHARE PURCHASE AGREEMENT***